                                                                   Exhibit 10.17
================================================================================

                       MANUFACTURE AND SUPPLY AGREEMENT



                                     Among

                    The Dupont Merck Pharmaceutical Company

                              DuPont Merck Pharma



                                      And



                           Endo Pharmaceuticals Inc.



                                August 26, 1997

================================================================================

 The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 of the Securities Act of 1933.

            REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
ARTICLE 1 DEFINITIONS
     1.1  Terms Defined in Purchase Agreement...........................    1
     1.2  Additional Definitions........................................    2
     1.3  References to DMPC............................................    4

ARTICLE 2 OWNERSHIP AND SUPPLY OF PRODUCTS
     2.1  Ownership.....................................................    4
     2.2  Supply........................................................    5
     2.3  Exclusivity...................................................    5
     2.4  New Products..................................................    5
          (a)  Addition of New Products.................................    5
          (b)  Split Manufacturing for New Products.....................    5
          (c)  API for New Products.....................................    6
          (d)  Transfer to Commercial Manufacture.......................    6
     2.5  Adequate Supply...............................................    6
          (a)  API Inventory Levels.....................................    6
          (b)  Validation of Alternate Facility.........................    6
          (c)  Agreed Manufacturing Level...............................    7
     2.6  Failure to Supply.............................................    7
     2.7  Contact Persons/Teams.........................................    7
          (a)  Representatives..........................................    7
          (b)  Joint Manufacturing Team.................................    8
          (c)  S&OP Procedures..........................................    8
          (d)  Resolution of Issues.....................................    8
     2.8  Standard of Supply............................................    8
     2.9  Chemical Processing Facility..................................    8

ARTICLE 3 TERM AND TERMINATION
     3.1  Term..........................................................    9
     3.2  Special Termination Provisions................................    9
          (a)  Put Agreement............................................    9
          (b)  Manati Production........................................    9
          (c)  Change of Control........................................   10
     3.3  Survival......................................................   10
     3.4  Effect of Termination.........................................   10
          (a)  Transfer of EPI Property.................................   10
          (b)  Inventory................................................   11

ARTICLE 4 PRICING
     4.1  General Compensation - Puerto Rico............................   11

          (a)  Fixed Costs................................................ 11
          (b)  Variable Costs............................................. 11
          (c)  Additional Compensation.................................... 11
     4.2  General Compensation - DMPC..................................... 11
          (a)  Fixed Costs................................................ 11
          (b)  Variable Costs............................................. 11
          (c)  Additional Compensation.................................... 12
     4.3  Additional General Compensation Matters......................... 12
          (a)  Payment Form............................................... 12
          (b)  Note Terms................................................. 12
          (c)  Adjustment of Variable Costs............................... 12
          (d)  Additional Services........................................ 13
          (e)  Additional Manufacturing................................... 13
     4.4  FPDE Charge..................................................... 13
     4.5  Reimbursement for API........................................... 13
     4.6  Reimbursement for Equipment..................................... 14
          (a)  EPI Equipment.............................................. 14
          (b)  DMPC Equipment............................................. 14
          (c)  Adjustment of Variable Costs............................... 14
     4.7  Trade Dress..................................................... 14
     4.8  Transition from DMPC to EPI..................................... 14
          (a)  Identification of Transferred Inventory.................... 14
          (b)  Continued Use of Prior Trade Dress......................... 14

ARTICLE 5 ESTIMATES AND ORDERS
     5.1  Forecasts and Orders............................................ 15
          (a)  Products................................................... 15
          (b)  API........................................................ 15
          (c)  Inventory of Finished Goods................................ 15
          (d)  Anticipated Forecast Supply Problems....................... 16
     5.2  Five-Year Forecast.............................................. 16
     5.3  Contract Products............................................... 17
     5.4  Addresses....................................................... 17

ARTICLE 6 TERMS OF SHIPMENT AND PAYMENT
     6.1  Terms of Shipment............................................... 17
     6.2  Payment Provisions.............................................. 18
          (a)  Variable Costs............................................. 18
          (b)  Fixed Costs; FPDE Charge Installments...................... 18
          (c)  Additional Compensation Factor............................. 18
          (d)  Other Billings............................................. 18
          (e)  Payment Terms.............................................. 18
          (f)  Late Fee................................................... 18

ARTICLE 7  INSPECTION AND ANALYSIS
     7.1   By DMPC........................................................ 18
     7.2   By EPI......................................................... 19
     7.3   Independent Testing............................................ 19

ARTICLE 8  COMPONENT SUPPLY
     8.1   Ingredient Components.......................................... 19
     8.2   Packaging Components........................................... 19
     8.3   API Supply Agreements.......................................... 19
     8.4   DEA Quotas..................................................... 19

ARTICLE 9  WARRANTIES
     9.1   Manufacturing.................................................. 20
     9.2   Products....................................................... 20
     9.3   Personnel...................................................... 20
     9.4   Compliance with Law in Conduct of Facility Business............ 20
     9.5   General and Continuing Warranty................................ 20
     9.6   Limitation of Warranties....................................... 21

ARTICLE 10 MANUFACTURING STANDARDS/PROCESSES
     10.1  Change Control................................................. 21
     10.2  Work Requests.................................................. 21
     10.3  Batch Records.................................................. 21
     10.4  Retention Samples.............................................. 22
     10.5  Stability Studies.............................................. 22
     10.6  Process Validation............................................. 22
     10.7  Records Retention.............................................. 22
     10.8  Annual Product Review.......................................... 22

ARTICLE 11 CONFIDENTIAL INFORMATION
     11.1  Confidential Information....................................... 22

ARTICLE 12 INSPECTIONS/AUDITS
     12.1  Regulatory Inspections......................................... 23
     12.2  EPI Inspections................................................ 24
     12.3  Audit Rights................................................... 24
     12.4  EPI Information................................................ 24

ARTICLE 13 COMPLAINTS, ADER'S, RECALLS
     13.1  Product Complaints and ADE's................................... 24
     13.2  ADER's and Field Alert Reports................................. 25
     13.3  Recall Action.................................................. 25
     13.4  Recall Expenses................................................ 25
     13.5  Recall Records................................................. 25

     13.6  Recalls of Contract Products.............................. 25
     13.7  DEA Actions or Proceedings................................ 25
     13.8  Product Notices........................................... 26

ARTICLE 14 INDEMNITY
     14.1  By DMPC................................................... 26
     14.2  By EPI.................................................... 26
     14.3  Limitation of Liability................................... 27
     14.4  Scope/Indemnification Procedures.......................... 27

ARTICLE 15 FORCE MAJEURE
     15.1  Performance Excused....................................... 27
     15.2  Additional Consequences of Force Majeure.................. 27

ARTICLE 16 MEDIATION / ARBITRATION
     16.1  Mediation................................................. 28
     16.2  Arbitration............................................... 28
     16.3  Arbitration Request....................................... 28
     16.4  Selection of Arbitrator................................... 29
           (a)  Number of Arbitrators................................ 29
           (b)  One Arbitrator....................................... 29
           (c)  Three Arbitrators.................................... 29
           (d)  Absence of Material Interest or Relationship......... 29
     16.5  Powers, Proceedings of Arbitrator......................... 30
           (a)  General.............................................. 30
           (b)  Costs and Fees....................................... 30
           (c)  Confidentiality...................................... 30
     16.6  Interim or Other Relief................................... 30
     16.7  Agreement in Force........................................ 30

ARTICLE 17 MISCELLANEOUS
     17.1  Notices................................................... 31
     17.2  Security Interest......................................... 31
     17.3  Modifications............................................. 32
     17.4  Assignability/Subcontracting.............................. 32
           (a)  Assignment by EPI.................................... 32
           (b)  Assignment by DMPC................................... 32
           (c)  Subcontracting....................................... 33
     17.5  Enforcement............................................... 33
     17.6  Entire Agreement.......................................... 33
     17.7  GOVERNING LAW............................................. 33
     17.8  Headings.................................................. 34
     17.9  Relationship of the Parties............................... 34
     17.10 Severability.............................................. 34

     17.11 Waiver...................................................  34

                               LIST OF SCHEDULES
                               -----------------


SCHEDULE A  PRODUCTS TO BE SUPPLIED
SCHEDULE B  CONTRACT PRODUCTS
SCHEDULE C  VARIABLE COSTS
SCHEDULE D  FIXED COSTS
SCHEDULE E  FORMS TO REQUEST  CHANGES AND ADDITIONAL ACTIVITIES
SCHEDULE F PROCEDURES FOR TRANSFERRING NEW PRODUCTS TO COMMERCIAL MANUFACTURE SCHEDULE G API INVENTORY LEVELS
SCHEDULE H  FINISHED PRODUCT INVENTORY LEVELS
SCHEDULE I  IDENTIFICATION OF CONTRACTS
                    Part 1 Contract Product Agreements
                    Part 2 API Supply Agreements

EXHIBIT 1   Promissory Note Form - (S) 4.3(a)

                       MANUFACTURE AND SUPPLY AGREEMENT


          This Agreement is effective as of August 26, 1997 and is among The DuPont Merck Pharmaceutical Company ("DMPC"), a Delaware general partnership with offices in Wilmington, Delaware, DuPont Merck Pharma ("DuPont Pharma"), a Delaware general partnership with offices in Manati, Puerto Rico, and Endo Pharmaceuticals Inc. ("EPI"), a Delaware corporation with offices in Wilmington, Delaware.

                                  BACKGROUND

          A. EPI, DMPC, DuPont Pharma and Endo Laboratories, L.L.C., a Delaware limited liability company ("Endo"), have entered into an Asset Purchase Agreement dated as of June 27, 1997 (the "Purchase Agreement") pursuant to which DMPC, DuPont Pharma and Endo will sell to EPI their combined worldwide generic and multi-source branded pharmaceuticals businesses (excluding the Excluded Business and other Excluded Assets).

          B. DMPC owns a manufacturing facility in Garden City, New York and DuPont Pharma owns a manufacturing facility in Manati, Puerto Rico. DMPC and DuPont Pharma currently manufacture certain of the Products in such facilities, and, in addition, DMPC provides certain related services for certain Contract Products manufactured by third parties from its Wilmington site. EPI desires that such manufacturing and other services be continued for the Products and Contract Products, and DMPC and DuPont Pharma are willing to supply the same on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1  Terms Defined in Purchase Agreement.  The following terms that are
          -----------------------------------
defined in the Purchase Agreement are used herein as therein defined:

          "Affiliate"
          "Ancillary Agreements"
          "Bank Financing"
          "Building"
          "Closing"
          "Closing Date"
          "DEA"
          "Environmental Laws"
          "Excluded Assets"
          "Excluded Business"

          "Exempted Products"
          "Exempt Territory" or "Exempt Territories"
          "FDA"
          "Generic Products"
          "Intellectual Property"
          "Inventory"
          "Legal Requirements"
          "Loss"
          "Put Agreement"
          "Transferred Inventory"
          "U.S." or "United States"

     1.2  Additional Definitions.  The following terms, as used herein, shall
          ----------------------
have the following respective meanings:

          "Additional Compensation Factor" shall mean, with respect to any Contract Year and as applicable to DMPC or DuPont Pharma, an amount equal to the sum of the Fixed Costs payable to DMPC or DuPont Pharma, as applicable for such Contract Year, plus the amount of all Variable Costs for Products invoiced by DMPC or DuPont Pharma, as applicable, to EPI for such Contract Year; provided, however, that the Additional Compensation Factor for DuPont Pharma for any Contract Year shall not exceed $17,000,000 and provided, further, that the Additional Compensation Factor for DMPC for any Contract Year shall not exceed $17,000,000 less the amount of Additional Compensation Factor paid to DuPont Pharma for such Contract Year.

          "Agreed Manufacturing Level" shall mean the volume of production of Products at the Facilities in any Contract Year that in the aggregate does not exceed (i) in the case of batches, * * * batches, and (ii) in the case of lots,
* * * lots; provided that such number of lots or batches, as applicable, shall be increased for purposes of determining Agreed Manufacturing Level with respect to either Facility (x) to the extent that lot or batch capacity is increased at either Facility by equipment that is purchased for EPI's exclusive use and at EPI's expense pursuant to Section 4.6(a) or purchased or otherwise provided pursuant to Section 3.2(b) or (y) to the proportionate extent that lot or batch capacity is increased at either Facility by shared new equipment purchased pursuant to Section 4.6(b), such proportion to be based on the percentage use of new equipment allocated to production of EPI Products; provided, further, that if the Garden City Facility is sold or the operations at the Garden City Facility are terminated pursuant to the Put Agreement, then from and after the fifth anniversary of the date hereof, the Agreed Manufacturing Level shall relate only to the volume of production of Products at the Manati Facility and shall mean (i) in the case of batches, * * * batches, and (ii) in the case of lots, * * * lots (subject to adjustment as referenced in the foregoing proviso with respect to equipment purchased for the Manati Facility).

          "API" shall mean active pharmaceutical ingredient for Products and New Products as set forth in the applicable NDA or ANDA, or as otherwise specified by EPI in its equivalent internal filing in the absence of an applicable NDA or ANDA.

          "Batch" shall mean a quantity produced according to a single manufacturing order during a specified cycle of manufacturing.

          "Cash Cap Amount" shall mean, with respect to any Contract Year, an amount equal to the portion of the Fixed Costs payable under Section 4.1(a) with respect to such Contract Year, plus the amount of the Variable Costs of Products payable with respect to such Contract Year pursuant to Section 4.1(b) and 4.2(b).

          "Contract Products" shall mean the pharmaceutical products manufactured by third parties set forth on Schedule B.

          "Contract Year" shall mean the twelve (12) month period beginning on the Closing Date and each twelve (12) month period thereafter during the term of this Agreement.

          "Core Team Services" shall have the meaning set forth in Section
4.3(d).

          "CPI-U" shall mean the U.S. national Consumer Price Index -- All Urban Consumers, which index is published monthly by the U.S. Department of Labor, Bureau of Labor Statistics (or any successor agency), using 1982-1984 dollars at one hundred percent (100%) as a base, or if such index ceases to be published, such substitute index of like nature as shall be agreed upon by the parties.

          "DMF" shall mean, with respect to any Product, the drug master file for such Product and any updates thereto.

          "Event of Force Majeure" shall have the meaning set forth in Section 15.1.

          "Excipient" shall mean an inactive pharmaceutical ingredient for a Product as set forth in the applicable NDA or ANDA, or as otherwise specified by EPI in its equivalent internal filing in the absence of an applicable NDA or ANDA.

          "Facilities" shall mean the Garden City Facility and the Manati Facility.

          "Fixed Costs" means the compensation payable to DMPC and DuPont Pharma in respect of fixed manufacturing and overhead costs associated with the Facilities, as provided in Sections 4.1(a) and 4.2(a).

          "Garden City Facility" shall mean the manufacturing facility owned by DMPC, located in Garden City, New York.

          "Lot" shall mean a uniquely defined output of Product from the packaging process.

          "Manati Facility" shall mean the manufacturing facility owned by DuPont Pharma, located in Manati, Puerto Rico.

          "NDA" or "ANDA" shall mean a new drug application or an abbreviated new drug application, as applicable, submitted to and approved by the FDA to manufacture and market the Products and supplements, amendments and additions thereto.

          "New Product" shall mean a new pharmaceutical product not initially included on Schedule A on the Closing Date but which is added to Schedule A in accordance with the provisions of Section 2.4. A New Product shall also be deemed to constitute a Product (as defined herein) from and after the date Schedule A is amended pursuant to Section 2.4(d) to include such New Product; provided, however, that all references in this Agreement to New Products shall continue to include New Products that have become Products and have been added to Schedule A after the Closing Date.

          "Notes" shall have the meaning set forth in Section 4.3(b).

          "Products" shall mean the pharmaceutical products set forth on Schedule A, as amended from time to time, including any products that are line extensions of, or product improvements to, the products set forth on Schedule A to the extent that such line extensions or product improvements do not require the filing of an NDA, ANDA or 505(2)(b) submission.

          "Product Support" shall have the meaning set forth in Section 4.3(d).

          "Purchase Agreement" shall have the meaning set forth in the Background section.

          "Trade Dress" shall mean the color, appearance and printing on the dosage form, the type, color and appearance of all packaging materials, and the size and content of all printing on the package and on any written materials supplied with the Products, and on promotional and educational literature.

          "Variable Costs" shall mean the direct labor and direct material costs for producing units of Products, as more fully described in Schedule C hereto.

          "Warehouse" shall mean DMPC's warehouse and distribution center located in Duluth, Gwinnett County, Georgia.

     1.3  References to DMPC.  Recognizing that the services provided in this
          ------------------
Agreement may be provided by DMPC or DuPont Pharma, references to DMPC in this Agreement shall be deemed references to DMPC and/or DuPont Pharma, as applicable.

                                   ARTICLE 2
                       OWNERSHIP AND SUPPLY OF PRODUCTS

     2.1  Ownership.  EPI has acquired all rights, title and interests in and
          ---------
to the Products (as identified on Schedule A on the effective date of this Agreement) and the related NDAs, ANDAs, DMFs and Intellectual Property pursuant to the Purchase Agreement, subject to certain licensing arrangements described in the following sentence and except for certain non-U.S. filings and registrations and associated rights relating to such licensing arrangements.
EPI has licensed rights under the NDAs and ANDAs and the Intellectual Property to DMPC and DuPont Pharma pursuant to the Purchase Agreement to permit DMPC and DuPont Pharma (i) to fulfill their obligations under certain contracts specified in the Purchase Agreement, (ii) to manufacture, market, sell and distribute Exempted Products in the applicable Exempt Territories, and (iii) to perform their manufacture and supply obligations pursuant to this Agreement. Neither DMPC nor DuPont Pharma is retaining or acquiring pursuant to this Agreement any ownership interests in the Products manufactured hereunder or any related NDAs, ANDAs, DMFs or Intellectual Property (other than DMPC's or DuPont Pharma's ownership of Inventory in the course of manufacture hereunder, until title passes as referenced in Section 6.1).

     2.2  Supply.  The Products shall be manufactured and supplied by DMPC in
          ------
finished, final packaged form in EPI's Trade Dress. DMPC will determine in which Facility Products will be manufactured; provided that all New Products will initially be manufactured in the Garden City Facility; provided, however, that DMPC may determine to manufacture such New Products in the Manati Facility. If DMPC determines to cause any such New Product to be manufactured at the Manati Facility, then DMPC will bear the expenses of having the New Product validated and approved by all necessary governmental authorities for manufacture at the Manati Facility.

     2.3  Exclusivity.  DMPC agrees to sell to EPI, and EPI agrees to buy from
          -----------
DMPC, all of EPI's requirements for Products (including all New Products) for resale anywhere in the world, except as otherwise set forth in this Agreement; provided that EPI shall have no obligation to subject to the New Product procedure referenced in Section 2.4, and EPI may cause to be manufactured by others (and DMPC shall have no right to manufacture), any pharmaceutical product
(i) as to which rights to manufacture or sell are hereafter acquired from a third party or (ii) separately developed by EPI without the involvement of DMPC.

     2.4  New Products.
          ------------

          (a) Addition of New Products.  Based on the time line developed by the
              ------------------------
DMPC/EPI core team for a New Product with respect to the transfer of such New Product to commercial manufacture, EPI shall request, and DMPC shall submit, a proposal to EPI to manufacture and supply such New Product, which proposal will include the Variable Cost of manufacturing and supplying such New Product. The Variable Cost for such New Product will be determined in a manner consistent with the calculation of Variable Costs for all other Products as set forth on Schedule C. DMPC shall be obligated to manufacture New Products for EPI to the extent that the Agreed Manufacturing Level will not be exceeded as a result of the manufacture and supply of such New Product; provided that DMPC shall not be required to manufacture any New Product for which DMPC lacks the necessary equipment unless EPI agrees to purchase such equipment pursuant to Section 4.6(a) or otherwise provide such equipment at its cost. Notwithstanding the provisions of Section 2.3, EPI shall have the right to have a New Product manufactured by a third party if EPI ultimately decides not to accept DMPC's final proposal (in which case such New Product will not become a "Product" for purposes of this Agreement). If EPI does accept DMPC's proposal, DMPC agrees to manufacture and supply the New Product without any increase in the Fixed Charge if the Agreed Manufacturing Level will not be exceeded as a result of the manufacture and supply of such New Product. If the Agreed Manufacturing Level will be exceeded, Section 4.3(e) shall apply.

          (b) Split Manufacturing for New Products.  Notwithstanding the
              ------------------------------------
provisions of Section 2.3, EPI shall have the right to purchase up to 50% of its requirements for any New Product from an alternate source. If EPI intends to exercise such right with respect to a New Product it shall so advise DMPC as early as practicable in the core team development process so that DMPC may amend its proposal made or to be made pursuant to Section 2.4(a) to properly reflect the consequences of such split manufacturing.

          (c) API for New Products.  EPI shall be responsible for sourcing and
              --------------------
paying for API for New Products, with the exception of (i) APIs that constitute narcotics, and (ii) any API that DMPC is already then sourcing for any other Product. Any supplier of API sourced by EPI must meet DMPC's quality standards, as determined by DMPC in its reasonable discretion. DMPC shall be responsible for procuring, qualifying, testing and releasing API sourced by EPI. EPI shall provide DMPC with a copy of the proposed supply contract pursuant to which any API will be sourced by EPI and DMPC shall have the right to approve the terms of such contracts (which approval shall not unreasonably be withheld) which would have an impact on the manufacturing process at either Facility or on DMPC's obligations for procuring, qualifying, testing, inspecting and releasing API. Following the Initial Term (as defined in Section 3.1), EPI shall be responsible for paying for API for all Products, whether sourced by EPI or sourced by DMPC. In the event this Agreement is renewed beyond the Initial Term, the parties will mutually agree upon and institute procedures for all API charges to be invoiced directly to and paid by EPI.

          (d) Transfer to Commercial Manufacture.  The parties agree to transfer
              ----------------------------------
New Products to commercial manufacture in accordance with the procedures attached hereto as Schedule F. DMPC shall not change such procedures without the prior written consent of EPI (which consent shall not unreasonably be withheld). After a New Product has been transferred to commercial manufacture, EPI agrees to provide R&D support to resolve issues which may arise for six (6) batches of commercial production. Once a New Product has been transferred it shall be added to Schedule A and the Variable Costs to be paid by EPI for such Product shall be added to Schedule C.

     2.5  Adequate Supply.
          ---------------

          (a)  API Inventory Levels.  DMPC shall maintain inventory of API for
               --------------------
each Product at the level set forth in Schedule G, as such level may be modified (without necessity for any amendment of Schedule G) from time to time through the S&OP process (as referenced in Section 2.7(c)), or at such higher levels as may be specified by EPI pursuant to Section 5.1(b). DMPC shall not change the levels of API inventory established from time to time in accordance with the foregoing sentence without EPI's prior written consent (which consent shall not unreasonably be withheld).

          (b)  Validation of Alternate Facility.  DMPC agrees to cause an
               --------------------------------
alternate Facility to be validated for the manufacture of Products as follows:

               (i) Upon EPI's request, DMPC will use all commercially reasonable efforts to have (x) the Garden City Facility validated and approved by all necessary governmental authorities to manufacture *** and *** and (y) the Manati Facility validated and approved by all necessary governmental authorities to manufacture ***. DMPC will submit a plan for any such validation, which shall include the estimated costs and timing therefor, to EPI for EPI's signed agreement before implementing such validation plan. EPI shall bear all of the expenses of such validation and approval process.

               (ii) If EPI determines that a Product is critical to its business, upon EPI's request, DMPC will use all commercially reasonable efforts to have the Facility which is not manufacturing the Product validated and approved by all necessary governmental authorities to manufacture such Product; provided that DMPC shall have no obligations regarding such validation and approval if the Facility not manufacturing the Product lacks the necessary equipment to manufacture the Product. DMPC will submit a plan for such validation, which shall include the estimated costs and timing therefor, to EPI for EPI's signed agreement before implementing such validation plan. EPI shall bear all of the expenses of such validation and approval process. In the event DMPC fails to have such Facility validated and approved by all necessary governmental authorities within the time frame set forth in the validation plan, EPI may seek to have a third party validated and approved to manufacture such Product and EPI may purchase up to 50% of its requirements for such Product from such third party.

          (c)  Agreed Manufacturing Level.  DMPC agrees that it will not
               --------------------------
knowingly take on additional manufacturing responsibilities or commitments at the Facilities or otherwise knowingly take any actions that would prevent it from manufacturing Products up to the Agreed Manufacturing Level. If, at any time, the annual manufacturing volume exceeds the Agreed Manufacturing Level,
Section 4.3(e) will apply.

     2.6  Failure to Supply.  If DMPC fails to supply any Product to meet
          -----------------
EPI's requirements that has been ordered in accordance with Article 5 of this Agreement other than due to EPI's failure to supply API sourced by EPI, for a period in excess of thirty (30) days from the due date of delivery, then EPI will have the right to discontinue the purchase of that singular Product by giving written notice to DMPC and may purchase the Product from an alternate source until DMPC can resume supply of such Product. After DMPC resumes supply of such Product, EPI may continue to purchase up to 50% of its requirements for such Product from such alternate source.

     2.7  Contact Persons/Teams.
          ---------------------

          (a) Representatives.  Each party will (i) designate a primary contact
              ---------------
person with respect to the transactions contemplated by this Agreement (collectively, the "Representatives") and (ii) advise the others in writing of its appointment of a Representative and of any substitution. The initial Representatives are:

     For DMPC:
     --------

          Robert C. Fromuth (Wilmington Site)
          Richard Serafin (Garden City Facility)
          William Hernandez (Manati Facility)

     For EPI:
     -------

          Mariann T. MacDonald

          (b)  Joint Manufacturing Team.  The parties also agree to form a joint
               ------------------------
manufacturing team with equal membership from each of DMPC and EPI. The joint manufacturing team shall meet not less often than quarterly and from time to time as reasonably requested by either party.

          (c)  S&OP Procedures.  The parties also agree that EPI will
               ---------------
participate in DMPC's Business Resource Planning process pursuant to its representation at Sales and Operations Planning ("S&OP") meetings and pre-S&OP meetings for the portions of such meetings dealing with the Products. As a part of the S&OP process, the parties shall develop and update plans for the manufacture and supply of Products based on (i) projected sales, (ii) manufacturing and packaging availabilities at the Facilities and (iii) other relevant considerations (the "S&OP Plans").

          (d)  Resolution of Issues.  The Representatives and, in turn, the
               --------------------
joint manufacturing team shall attempt in good faith to promptly resolve all matters which may arise during the term of this Agreement. If they are unable to do so, however, the provisions of Section 16.1 shall apply.

     2.8  Standard of Supply.  In manufacturing and supplying Products to EPI
          ------------------
under this Agreement, DMPC agrees to act fairly and impartially and not to favor any business (EPI's, DMPC's or a third party's) over another and to instruct its employees accordingly. DMPC agrees that the employees it appoints as Representatives, the DMPC members of the joint manufacturing team team and the providers of the services identified on Schedule D will have the appropriate skill sets to perform such functions and services and will not have conflicts of interest of which DMPC has knowledge or responsibilities that conflict with performing those functions and services.

     2.9  Chemical Processing Facility.  DMPC shall allow EPI access to the
          ----------------------------
chemical processing area within the Garden City Facility (the "CP Area") for the purpose of conducting developmental activities for narcotic compounds or for Products or potential New Products utilizing narcotic compounds. Such access shall be provided only to qualified personnel and shall be limited in accordance with DMPC's security procedures. A DMPC chemical engineer shall be on duty at all times when EPI personnel are working in the CP Area. Such chemical engineer shall perform such functions and services as requested by EPI in accordance with Schedule D. EPI shall reimburse DMPC for the fully allocated cost of such engineer to the extent EPI's usage exceeds the level of service identified on Schedule D. Any manufacturing activities to be carried on in the CP Area shall be conducted by DMPC as a normal manufacturing activity under this Agreement. DMPC and EPI shall jointly plan utilization of the CP Area consistent with the planning procedures referenced in Section 2.7. In allocating access to the CP Area, DMPC agrees to act fairly and impartially and not to favor any business (EPI's, DMPC's or a third party's) over another and to instruct its employees accordingly.

                                   ARTICLE 3
                             TERM AND TERMINATION

     3.1  Term.  The term of this Agreement shall commence on the Closing Date
          ----
and shall terminate at the conclusion of the fifth Contract Year (the "Initial Term"). At EPI's option, subject to Section 3.2, upon twenty-four (24) months prior written notice, EPI may renew this Agreement for an additional five (5) year term, or for successive one (1) year terms not to exceed five (5) years in the aggregate; provided, however, that DMPC continues to receive a reasonable manufacturing profit during any such renewal term. Notice of each one-year renewal shall be given not less than twenty-four (24) months prior to the commencement of such one-year renewal. In the event any one-year renewal is not exercised, no subsequent one-year renewal may be exercised. Promptly following the giving of notice by EPI that it is exercising an option to renew this Agreement, the parties shall negotiate the pricing terms, on a basis consistent with the foregoing provisions of this Section 3.1, for the applicable renewal term.

     3.2  Special Termination Provisions.
          ------------------------------

          (a)  Put Agreement.  In the event that DMPC exercises its option to
               -------------
sell or terminate the operations at the Garden City Facility pursuant to the Put Agreement, (i) this Agreement will terminate as of the end of the Initial Term, without any right of renewal, with respect to the Products manufactured at the Garden City Facility; (ii) this Agreement will terminate as of the end of the Initial Term, with respect to the Products manufactured at the Manati Facility and services performed at the Wilmington site with respect to Contract Products, provided, however, that EPI may elect to renew this Agreement for two additional one-year terms beyond the end of the Initial Term with respect to Products manufactured, or validated for manufacture, at the Manati Facility as of the end of the Initial Term and for Contract Product services; (iii) any provisions of the Put Agreement relating to the management and operation of the Garden City Facility that become operative by reason of the exercise by DMPC of its put rights shall control over any inconsistent provisions of this Agreement; and (iv) in the event of a sale of the Garden City Facility, EPI, in accordance with the terms of the Put Agreement, shall receive any proceeds of such sale after DMPC's recovery of expenses relating to the termination of the operations of the Garden City Facility and the sale thereof. In the event that the Put Agreement is terminated pursuant to Section 10.1(c) thereof, this Agreement shall be automatically extended for such period of time as EPI reasonably requires to transition the Products to alternative manufacturing sites on an orderly basis; provided, however, that such period of time shall not exceed 30 months from the date of termination of the Put Agreement and after such period of time, this Agreement shall terminate. Notice of renewal for the first renewal year under clause (ii) of this Section 3.2(a) shall be given by EPI at the time it gives notice to DMPC as to whether it will purchase the Garden City Facility (pursuant to Section 2.3 of the Put Agreement), and, if the first renewal is exercised, notice of renewal for the second year shall be given not less than twenty-four (24) months prior to the commencement of such second one-year renewal.

          (b)  Manati Production.  In the event that (i) DMPC exercises its
               -----------------
option to sell or terminate the operations of the Garden City Facility pursuant to the Put Agreement and (ii) EPI has not elected to purchase the Garden City Facility, then EPI shall have the right, notwithstanding the terms of Sections
2.2 and 3.2(a), to direct that particular Products be manufactured for EPI at the Manati Facility, provided that (x) the Manati Facility has the necessary equipment to manufacture the Product (or EPI causes such equipment to be purchased under Section 4.6(a) or otherwise provides such equipment at its cost, in which case, the parties shall review the Variable Costs and consider in good faith adjustments that should be implemented therein as a consequence of the addition of such equipment), and (y) if the Product is not validated for manufacture at the Manati Facility, EPI agrees to pay the expenses of having the Product validated and approved by all necessary governmental authorities for manufacture at the Manati Facility.

          (c)  Change of Control.  In the event there is a direct or indirect
               -----------------
change in the majority ownership or control of EPI such that Kelso & Company, or its Affiliates, is no longer in control of EPI, other than as a consequence of a public offering of the equity of EPI or a transaction which results in the majority of EPI's equity being owned directly or indirectly by the public, or if EPI sells or otherwise disposes of all or substantially all of its assets, DMPC at its option, and notwithstanding the renewal rights set forth in Sections 3.1 and 3.2, may terminate this Agreement upon five (5) years prior notice to EPI or its successor (such that, for example, if DMPC gave such notice in connection with a change in control occurring at the end of the third year of the term hereof, this Agreement would terminate without further right of renewal, if not earlier terminated, at the end of the eighth year), provided, however, that such notice must be given within six (6) months following such change in control. In addition, if any person or entity acquiring a direct or indirect majority ownership or controlling interest in EPI, or acquiring all or substantially all of the assets of EPI, is a competitor of DMPC in any material line of business conducted by DMPC, then DMPC shall be entitled to place such limits on EPI's or such competitor's access to the Facilities and access to books and records relating to business and operations at the Facilities as is reasonable under the circumstances to protect DMPC's confidential business information.

     3.3  Survival.  The rights and obligations contained in Sections 10.4,
          --------
10.7, 12.2 and 12.3 and Articles 11, 13 and 14 will survive termination of this Agreement, as will any rights to payment or other rights or obligations that have accrued under this Agreement prior to termination. Termination will not affect a party's liability by reason of any act, omission, default or occurrence prior to termination.

     3.4  Effect of Termination.  Upon termination of this Agreement:
          ---------------------

          (a)  Transfer of EPI Property.  To the extent not previously
               ------------------------
transferred at Closing, DMPC will transfer all NDA's, ANDA's and DMF's, all documents required to be transferred pursuant to 21 CFR 314.81 and all of EPI's Intellectual Property, technical information and other documentation with respect to the Products to EPI or a third party designated by EPI. DMPC will also deliver all other property of EPI in its possession (including, but not limited to, equipment purchased by EPI), to EPI or a third party designated by EPI. DMPC will provide such assistance with respect to such transfer or delivery as EPI reasonably requests. The costs of disassembling, packing and shipping (inclusive of insurance charges) any equipment shall be borne by EPI.

          (b)  Inventory.  DMPC shall deliver all inventory of finished and
               ---------
semi-finished Products on hand and, to the extent used exclusively for the Products, all components (API, Excipient and packaging) for Products on hand to EPI or a third party designated by EPI. DMPC shall invoice EPI, and EPI shall make payment pursuant to the payment terms set forth in Section 6.2, for such inventory of finished Products at Variable Cost in accordance with Sections 4.1(b) and 4.2(b), and semi-finished Products and components at cost.

                                   ARTICLE 4
                                    PRICING

     4.1  General Compensation - Puerto Rico.  During the Initial Term, EPI
          ----------------------------------
shall pay DuPont Pharma the following compensation in connection with its manufacturing activities under this Agreement:

          (a)  Fixed Costs.  For the first Contract Year, EPI shall pay DuPont
               -----------
Pharma the amount of $7,000,000 in respect of Fixed Costs at the Manati Facility, which amount shall be invoiced as provided in Section 6.2. The Fixed Costs amount described in this Section 4.1(a) shall be subject to adjustment annually beginning as of the first day of the second Contract Year to reflect any changes in the CPI-U. Such adjustment shall be accomplished by multiplying the annual Fixed Costs amount in effect immediately prior to the annual adjustment date by a fraction, the numerator of which shall be the CPI-U as of the subject adjustment date and the denominator of which shall be the CPI-U as of the immediately prior annual adjustment date or, in the case of the first adjustment, as in effect on the effective date of this Agreement.

          (b)  Variable Costs.  EPI shall pay to DuPont Pharma the Variable
               --------------
Costs of Products manufactured at the Manati Facility, which amounts shall be invoiced as provided in Section 6.2. Variable Costs shall be subject to adjustment as provided in Section 4.3(c).

          (c)  Additional Compensation.  In addition to the Fixed Costs and
               -----------------------
Variable Costs, EPI shall pay to DuPont Pharma the Additional Compensation Factor for DuPont Pharma, which amount shall be invoiced as provided in Section 6.2.

     4.2  General Compensation - DMPC.  During the Initial Term, EPI shall pay
          ---------------------------
DMPC the following compensation in connection with its manufacturing activities under this Agreement:

          (a)  Fixed Costs.  EPI shall pay DMPC the amount of $6,000,000 per
               -----------
annum in respect of Fixed Costs at the Garden City Facility, which amount shall be payable annually in arrears by delivery of a zero coupon promissory note due and payable on the fifth anniversary of the Closing Date.

          (b)  Variable Costs.  EPI shall pay to DMPC the Variable Costs of
               --------------
Products manufactured at the Garden City Facility, which amounts shall be invoiced as provided in Section 6.2. Variable Costs shall be subject to adjustment as provided in Section 4.3(c).

          (c)  Additional Compensation.  In addition to the Fixed Costs and
               -----------------------
Variable Costs, EPI shall pay DMPC the Additional Compensation Factor for DMPC, which amount shall be invoiced as provided in Section 6.2.

     4.3  Additional General Compensation Matters.
          ---------------------------------------

          (a)  Payment Form.  Payments due to Dupont Pharma pursuant to Section
               ------------
4.1 and payments due to DMPC pursuant to Section 4.2(b) and (c) shall, with respect to each Contract Year, be payable in cash up to the Cash Cap Amount. Amounts due in excess of the Cash Cap Amount for any applicable Contract Year shall be payable in the form of promissory notes delivered as of the end of each of the first five Contract Years. Such Promissory notes shall be zero coupon and shall be due and payable on the fifth anniversary of the Closing Date. The allocation of cash amounts and amounts payable in the form of promissory notes as between EPI's payment obligations under Sections 4.1 and 4.2 shall be as agreed between DMPC and DuPont Pharma on a monthly basis or on an annual basis, if applicable. Except as referenced in Section 4.2(a) and the foregoing provisions of this Section 4.3(a), all amounts payable by EPI under this Agreement (including, without limitations, payments due under Sections 2.5(b) (validation), 2.9 (CP Area engineer), 3.4(a) (equipment termination costs), 4.7 (change in Trade Dress), 4.8 (transition costs), 5.1(b) (API in excess of normal inventory), 5.1(e) (Inventory in excess of S&OP Plan), 6.1 (shipping costs), 6.2(f) (late fees), 7.2 and 7.3 (testing costs), 10.1 (change over costs), 10.2 (work requests), 10.6 (process validation), 13.4 (recall expenses), 14.2 (indemnification) and 16.5(b) (arbitration costs) shall be payable in cash (via ACH transfer to the extent EPI has the capacity to make ACH transfers).

          (b)  Note Terms. The promissory notes referenced in Sections 4.2(a)
               ----------
and 4.3(a) (the "Notes") shall be in the form attached hereto as Exhibit 1. The maturity dates of the Notes may be extended beyond their originally scheduled maturity dates (but no later than seven and one-half years following the Closing
Date) under the circumstances and to the extent provided in the Note forms, and the Notes are subject to mandatory repayment as provided therein. In the event the maturity date of a Note is extended, the Note shall bear interest following the end of the fifth Contract Year at the rate specified in the Note form. Interest during such deferred maturity period shall be payable annually and, at the election of EPI, may be paid in kind by adding the amount thereof to the principal balance due on the applicable Note on and as of each annual interest date.

          (c)  Adjustment of Variable Costs.  The Variable Costs of Products
               ----------------------------
shall initially be the amounts set forth on Schedule C. The Variable Costs shall be subject to adjustment as of the beginning of each calendar year during the term hereof; provided that during the first two years of commercial manufacture of New Products, the parties agree to review and adjust Variable Costs on a calendar quarterly basis. Variable Costs shall also be subject to adjustment in connection with the addition of new equipment as referred in
Section 4.6(c). With respect to each annual adjustment, DMPC shall provide proposed cost adjustments to EPI by September 30 of the prior year. DMPC shall endeavor to deliver quarterly price adjustments for New Products at least thirty days prior to the quarterly dates on which the price adjustments are proposed to be implemented. Proposed annual and quarterly price adjustments shall be accompanied by reasonable supporting documentation. In the event the parties are unable to agree on an adjustment to Variable Costs prior to the effective date of the adjustment, then Variable Costs in effect shall be increased by the percentage change in the CPI-U from its level at the beginning of the prior year or quarter, as applicable.

          (d)  Additional Services.  The levels of manufacturing activity,
               -------------------
marketed product support ("Product Support") and core team services for New Products ("Core Team Services") that are included within the Fixed Costs payment amounts referenced in Section 4.1(a) and 4.2(a) are specified on Schedule D hereto. Activities beyond the Product Support and Core Team Services specified on Schedule D may be requested by EPI by completing the forms set forth in Schedule E and forwarding them to the DMPC Representative. DMPC shall respond to any such request within thirty (30) business days, which response shall include the amount that DMPC would charge EPI for such additional activities. The parties agree to negotiate in good faith to resolve any differences over any such additional activities requested by EPI and the associated charges. DMPC shall use all commercially reasonable efforts to provide the requested additional activities, provided that DMPC shall have no obligation to provide any such additional activities if the parties are unable to resolve their differences regarding them (in which circumstance, EPI may obtain the additional services from a third party).

          (e)  Additional Manufacturing.  If in any Contract Year the forecast
               ------------------------
volume in number of lots or number of batches of Products increases above the Agreed Manufacturing Level, DMPC shall use all commercially reasonable efforts (taking into consideration DMPC's manufacturing requirements with respect to the Facilities and the manufacturing capacity of the Facilities) to manufacture to satisfy all of EPI's requirements for Products above the Agreed

Manufacturing Level. In such case, the parties agree to negotiate in good faith an appropriate increase in the Fixed Costs payable by EPI hereunder. In the event that DMPC and EPI cannot agree to an appropriate increase in Fixed Costs payable for the forecast volume over the Agreed Manufacturing Level, the increase in Fixed Costs shall be determined by an independent, nationally recognized accounting firm, reasonably acceptable to DMPC and EPI, based on the actual increase in fixed manufacturing and overhead costs caused by the forecast volume over the Agreed Manufacturing Level. The expenses of such accounting firm shall be shared equally by DMPC and EPI.

     4.4  FPDE Charge.  For the first Contract Year, EPI shall pay to DMPC an
          -----------
annual charge in the amount of *** for packing and preparing Product for shipment (the "FPDE Charge"), payable as set forth in Section 6.2. The FPDE charge shall be subject to adjustment annually beginning as of the second Contract Year to reflect any changes in the CPI-U (such adjustments shall be accomplished in the same manner as annual adjustments to Fixed Costs as referenced in Section 4.1(a)).

     4.5  Reimbursement for API.  EPI shall reimburse DMPC at cost for any API
          ---------------------
for the Products which DMPC has purchased pursuant to Section 5.1(b) and which is not consumed in the normal course of business within twelve (12) months of the date of delivery of such API to DMPC. If such API is subsequently used in manufacturing Product for EPI, DMPC will deduct the cost of such API (as previously paid by EPI) from the Variable Cost for such Product. Payment terms for such reimbursement shall be as set forth in Section 6.2.

     4.6  Reimbursement for Equipment.
          ---------------------------

          (a)  EPI Equipment.  EPI shall have the right to purchase new
               -------------
equipment that is uniquely or exclusively required to support Products for either Facility, subject to DMPC's prior approval which will not unreasonably be withheld, and DMPC shall acquire, install and validate such equipment. EPI shall reimburse DMPC for the acquisition, installation and validation of such equipment. Such equipment shall be the property of EPI and shall be used exclusively for producing the Products, unless EPI agrees otherwise in writing. DMPC agrees to maintain such equipment (and spare parts therefor), at EPI's expense (to be included in Fixed Costs), in accordance with DMPC's internal practices for maintaining its own equipment. The parties will negotiate in good faith regarding the adjustment, if any, to the Fixed Costs required as a result of such equipment.

          (b)  DMPC Equipment.  If the volume increases above the Agreed
               --------------
Manufacturing Level and additional equipment is required to meet such demand which can be utilized for both EPI's Products and DMPC's own pharmaceutical products, then, after discussion by the parties regarding such equipment, (i) DMPC shall purchase and own such equipment; (ii) the parties shall agree upon an equitable sharing of such equipment with an appropriate adjustment to Fixed Costs based on EPI's use of such equipment; and (iii) upon termination of this Agreement, if the equipment has been used primarily to produce Product for EPI, EPI shall have the option to purchase such equipment from DMPC at book value.

          (c)  Adjustment of Variable Costs.  In connection with the addition of
               ----------------------------
equipment to the manufacturing process as referenced in this Section 4.6, the parties shall review the Variable Costs and consider in good faith adjustments that should be implemented therein as a consequence of the addition of the new equipment.

     4.7  Trade Dress.  EPI shall be responsible for all costs associated with
          -----------
the change from DMPC's and Endo's Trade Dress to EPI's Trade Dress and subsequent changes to EPI's Trade Dress.

     4.8  Transition from DMPC to EPI.
          ---------------------------

          (a)  Identification of Transferred Inventory.  Commencing upon
               ---------------------------------------
Closing, the Transferred Inventory shall be uniquely identified (either through discrete lot numbers or sub-codes), to the reasonable satisfaction of EPI, in a manner which distinguishes the Transferred Inventory from Product sold prior to Closing. DMPC and EPI shall share equally in the incremental out-of-pocket expenses of uniquely identifying the Transferred Inventory.

          (b)  Continued Use of Prior Trade Dress.  With respect to the Product
               ----------------------------------
manufactured and delivered within six (6) months after the Closing Date, EPI may use DMPC's and Endo's Trade Dress for the Products. Upon EPI's request, DMPC shall cause stickers/labels to be applied to DMPC's and Endo's Trade Dress, indicating EPI's acquired ownership of such Product. EPI will supply masters for such stickers/labels and DMPC will procure, inspect and apply such stickers/labels in accordance with the component supply procedures set forth in
Section 8.2 hereof. The cost of such stickers/labels and the cost of application of stickers/labels on Products manufactured and delivered after the Closing Date will be added to the Variable Costs calculated in accordance with Schedule C.

                                   ARTICLE 5
                             ESTIMATES AND ORDERS

     5.1  Forecasts and Orders.
          --------------------

          (a)  Products.  Within fifteen (15) days following the effective date
               --------
of this Agreement, EPI shall provide DMPC with a 24-month forecast of EPI's sales of Products by SKU, broken down by 3-month periods. The forecast shall be updated monthly on the fifth day of the month on a rolling basis. The forecast for the most current 3-month period shall always constitute a firm order which shall state in detail the quantities of Products ordered and shall be binding on both parties regarding Products to be purchased. The forecast for the second 3-month period shall be deemed a firm order for sixty-five percent (65%) of the amount of Products forecast; and the forecast for the remaining 18-month period of each rolling forecast is for planning purposes only and shall not constitute a commitment to purchase or supply except as set forth in Section 5.1(b) below. With each monthly update, EPI shall add one new month to its most recent firm order and to its most recent planning forecast. EPI may not decrease its firm order quantities in any monthly update, but may increase such firm order with DMPC's written agreement. DMPC will use all commercially reasonable efforts to meet any firm order increase submitted by EPI. New Products shall be included in forecasts and firm orders in the same manner as existing Products; provided, however, that DMPC will use all commercially reasonable efforts to cooperate with EPI during any New Product launch period to accommodate fluctuations in firm order quantities created by the inherent uncertainties of New Product launches.

          (b)  API.  Based on EPI's forecast and with EPI's co-signature on the
               ---
initial purchase order with any new API supplier, DMPC shall purchase API to maintain the levels of inventory of API for each Product as set forth in Schedule G, as such inventory levels may be modified (without necessity for any amendment of Schedule G) from time to time through the S&OP process. If EPI desires to maintain higher levels of inventory of API, DMPC will procure such additional quantities of API at EPI's expense. EPI shall reimburse DMPC for API purchased by DMPC at its expense in accordance with EPI's forecasts if obligated to do so under Section 4.5.

          (c)  Inventory of Finished Goods.  So long as DMPC is providing
               ---------------------------
warehousing services on behalf of EPI:

               (i) DMPC shall manufacture and ship Product to the Warehouse in order to maintain inventory levels at the Warehouse sufficient to fulfill firm orders for each Product for the time periods set forth on Schedule H, as such inventory levels may be modified (without necessity for any amendment of Schedule H) from time to time through the S&OP process. DMPC shall invoice EPI for such Product in accordance with Section 6.2. Notwithstanding the foregoing, EPI may request that DMPC increase its inventory levels of Product at any date, with sufficient lead time; provided, however, that DMPC will invoice EPI for such increases in inventory levels in accordance with Section 6.2.

               (ii) With respect to New Products, DMPC shall use all commercially reasonable efforts to maintain inventory levels at the Warehouse sufficient to fulfill the next ten (10) weeks of firm orders for such New Product. DMPC shall invoice EPI for such Product in accordance with Section 6.2. DMPC and EPI shall cooperate to establish reasonable inventory levels for New Products.

          (d)  Anticipated Forecast Supply Problems.
               ------------------------------------

               (i) DMPC agrees to use all commercially reasonable efforts to fulfill the firm orders set forth in the 6-month forecast and to maintain levels of finished inventory of Product as set forth on Schedule H, as modified from time to time through the S&OP process (provided that DMPC is providing warehousing services), including the expenditure of premium time and air or other expedited shipping methods, at DMPC's expense.

               (ii) DMPC shall notify EPI within two (2) business days if it believes it will have difficulty supplying the quantities of Products forecast by EPI. Upon any such notification, or if through the S&OP planning process EPI determines that DMPC will have difficulty supplying the quantities of Products forecast by EPI, the parties agree to use all commercially reasonable efforts and to cooperate to resolve the problem. If within the ninety (90) days following the giving of notice by DMPC or EPI as referenced in the foregoing sentence, DMPC and EPI are unable to resolve the subject problem and if, following the conclusion of such period, EPI reasonably determines that DMPC will not be able to supply EPI's firm orders, EPI shall be free to enter into an agreement with an alternative supplier for such quantities of Products that EPI has determined that DMPC will be unable to supply (or any amount in excess thereof that constitutes the minimum batch size production from EPI's alternate supplier). DMPC shall be obligated to reimburse EPI for the increased expense incurred by EPI in obtaining its requirements for such Product from an alternate supplier over the costs for such Product hereunder; provided that (i) the cause of its inability to supply did not constitute an Event of Force Majeure and (ii) such inability to supply was not caused by the Agreed Manufacturing Level being exceeded for the applicable Contract Year. In the event that DMPC disputes EPI's determination that DMPC would be unable to supply such Product, such dispute shall be resolved pursuant to the arbitration provisions set forth in Article 16; provided, however, that such dispute will not affect the ongoing supply of such Product from such alternative supplier. If the arbitrator determines that EPI did not have reasonable grounds for its determination that DMPC would be unable to supply such Product, any increased expense for such Product paid by DMPC shall be reimbursed to DMPC by EPI, and EPI shall cease to purchase such Product from such alternative supplier.

     5.2  Five-Year Forecast.  By the end of the first quarter of each Contract
          ------------------
Year (other than the first Contract Year), EPI shall supply DMPC with a five-year volume forecast in sufficient detail to allow DMPC to do capacity planning for the Facilities, which forecast shall only be for purposes of DMPC's capacity planning.

     5.3  Contract Products.  During the term hereof, EPI's requirements for
          -----------------
Contract Products shall be subject to administration and forecasting as part of the S&OP and pre-S&OP planning process. Further, the parties shall develop S&OP Plans for Contract Products and DMPC shall (i) acquire such Contract Products on behalf of EPI pursuant to the Contract Product related contracts identified on
Part 1 of Schedule I, and (ii) so long as DMPC is providing warehousing services, DMPC shall maintain inventory levels of Contract Products at the Warehouse in accordance with the then current S&OP Plan. EPI shall pay the purchase price for Contract Products directly to the third party manufacturer.

     5.4  Addresses.  Orders and estimates by the parties should be addressed
          ---------
as follows or as otherwise instructed by a party from time to time:

     If to EPI:
     ---------

          Endo Pharmaceuticals Inc.
          P.O. Box 4144
          Wilmington, DE 19807
          Attention: Mariann T. MacDonald

     If to DMPC, as applicable:
     -------------------------

          The DuPont Merck Pharmaceutical Co.     (Wilmington Site)
          DuPont Merck Plaza
          974 Centre Road
          Wilmington, Delaware 19807-2802
          Attention: Wayne Lerner

          The DuPont Merck Pharmaceutical Co.     (Garden City Facility)
          1000 Stewart Avenue
          Garden City, New York 11530
          Attention: John Steininger

          DuPont Merck Pharma                     (Manati Facility)
          P.O. Box 30100
          Highway 686, Km. 2.3
          Manati, Puerto Rico 00674-3000
          Attention: Ilsa M. Esteves

                                   ARTICLE 6
                         TERMS OF SHIPMENT AND PAYMENT

     6.1  Terms of Shipment.  Terms of shipment for Products will be FOB the
          -----------------
Facilities. Freight and insurance from the Facilities to the destination shall be at EPI's expense. Title and risk of loss or damage shall pass to EPI upon delivery by DMPC to a common carrier at its Facilities. Unless otherwise instructed by EPI at least thirty (30) days prior to any shipment, DMPC shall select and make transport arrangements with common carriers.

     6.2  Payment Provisions.
          ------------------

          (a)  Variable Costs.  DMPC will invoice EPI for the Variable Costs of
               --------------
Products in accordance with Schedule C upon delivery of Product by DMPC to a common carrier at its Facilities. DMPC shall not invoice EPI for Product in excess of the inventory levels as set forth on Schedule H (or the inventory levels established pursuant to 5.1(c)(ii) with respect to New Products), as such inventory levels may be modified (without necessity for any amendment of Schedule H) from time to time through the S&OP process; provided, however, that DMPC shall invoice EPI for Product in excess of such inventory levels where such excess inventory is requested by EPI pursuant to Section 5.1(c)(i).

          (b)  Fixed Costs; FPDE Charge Installments.  Subject to Sections
               -------------------------------------
4.2(a) and 4.3(a), annual amounts due for Fixed Costs and the annual amount of the FPDE Charge shall be payable in 12 equal monthly installments. For the first six (6) months of the Initial Term, DMPC will invoice EPI quarterly in arrears for monthly installments of Fixed Costs and FPDE Charge.

Thereafter, DMPC will invoice EPI monthly in advance on the first day of each month for installments of Fixed Costs and FPDE Charge.

          (c)  Additional Compensation Factor.  During the Initial Term, DMPC
               ------------------------------
and DuPont Pharma will invoice EPI annually in arrears for the Additional Compensation Factor at the end of each Contract Year due to DMPC and DuPont Pharma under the terms of this Agreement.

          (d)  Other Billings.  Subject to Section 4.3(a), DMPC will invoice EPI
               --------------
monthly in arrears for all other amounts due to DMPC under the terms of this Agreement that have accrued.

          (e)  Payment Terms.  Unless otherwise provided herein, payment terms
               -------------
for all invoices issued pursuant to this Section 6.2 shall be via ACH, to the extent EPI has the capacity to make ACH transfers, net thirty (30) days after date of invoice.

          (f)  Late Fee.  Any late payments (thirty (30) days after date of
               --------
invoice) will be assessed a late payment charge of one percent (1%) per month or part thereof.

                                   ARTICLE 7
                            INSPECTION AND ANALYSIS

     7.1  By DMPC.  DMPC will analyze a representative sample from each lot of
          -------
Product for compliance with specifications, prior to DMPC's release of each lot of Product. After DMPC's release of each lot of Product, DMPC will send a certificate of analysis of each lot of Product to EPI, addressed to the attention of EPI's quality control officer. If any other documentation is reasonably necessary for EPI to perform a quality assurance analysis of the Product, EPI will request that documentation in writing and DMPC will provide it, if reasonably available.

     7.2  By EPI.  Upon EPI's request and at its cost, DMPC shall provide
          ------
samples of Product to EPI at its facilities for analysis. If EPI determines that there is a defect in Product, DMPC shall hold such Product under its control until (i) the defect is removed, (ii) the parties mutually agree that the Product does meet specifications or (iii) the matter is resolved pursuant to
Section 7.3.

     7.3  Independent Testing.  If EPI notifies DMPC that Product does not
          -------------------
meet specifications, and DMPC does not agree, the parties will attempt to reach a mutually acceptable resolution. If they are unable to do so, the matter will be submitted to an independent testing laboratory acceptable to both parties. Both parties will accept the results of the independent laboratory. The cost of the independent testing will be borne by the party whose test results were in error.

                                   ARTICLE 8
                               COMPONENT SUPPLY

     8.1  Ingredient Components.  Based on EPI's forecasts, and in accordance
          ---------------------
with the further provisions of Section 5.1(b) as regards API, DMPC shall procure, qualify, test, inspect and approve all API and Excipients used in the manufacture of Product in accordance, as applicable, with the terms of the API supply agreements set forth in Part 2 of Schedule I and DMPC's test monographs for incoming material. DMPC shall notify EPI in writing of changes to such monographs that affect the Products. Such materials will be supplied from approved suppliers as set forth in the approved Product NDA's or ANDA's. The sourcing of API for New Products shall be governed by Section 2.4(c).

     8.2  Packaging Components.  Products will be labeled and packaged in
          --------------------
accordance with written instructions provided by EPI.  Except as set forth in
Section 4.8(b) hereof, EPI will supply approved masters for labels, package inserts and packaging. DMPC will procure, test, inspect and approve all labels, package inserts and packaging used for Products which shall conform to EPI's written instructions and the masters supplied by EPI.

     8.3  API Supply Agreements.  All of the API supply agreements relating to
          ---------------------
the Products to which DMPC is a party as of the Closing Date are identified in
Part 2 of Schedule I. Part 2 of Schedule I shall be updated to reflect any new API supply agreements or amendments to existing API supply agreements entered into by DMPC during the term of this Agreement. Any new API supply agreements shall be subject to EPI's prior written consent, which shall not be unreasonably withheld. DMPC shall not amend the API supply agreements set forth in Part 2 of
Schedule I in a manner which is detrimental to EPI without EPI's prior written consent.

     8.4  DEA Quotas.  DMPC and EPI will cooperate in petitioning the DEA with
          ----------
respect to annual quotas for narcotic API.

                                   ARTICLE 9
                                  WARRANTIES

     9.1  Manufacturing.  DMPC warrants that each lot of Product sold to EPI
          -------------
will be manufactured, processed, packed and held in accordance with the higher of the standards established by (i) then current Good Manufacturing Practices as set forth in 21 C.F.R. 210-211 (as amended from time to time, "GMP") or (ii) DMPC's internal standards.

     9.2  Products.  DMPC warrants that Product delivered to EPI (i) will be
          --------
free from defects in materials and manufacture, (ii) will contain API that has passed DMPC's internal testing pursuant to Section 8.1, (iii) will conform to the specifications set forth in the applicable NDA's or ANDA's or otherwise as specified by EPI in its equivalent internal filing in the absence of an applicable NDA or ANDA and (iv) will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act due to any act or omission of DMPC; provided that this warranty does not apply to any misbranding which arises out of DMPC's use of labeling and packaging components whose use is instructed by EPI.

     9.3  Personnel.  DMPC warrants that it will not use, in its performance
          ---------
of this Agreement, the services of any individual or firm who or that has (i) been debarred by the FDA or (ii) been convicted of a felony related to controlled substances or had a registration with the DEA revoked or an application for registration with the DEA denied.

     9.4  Compliance with Law in Conduct of Facility Business.  DMPC agrees
          ---------------------------------------------------
that it will comply in all material respects with all laws, regulations and ordinances that govern the conduct of the Facilities and its performance under this Agreement, including but not limited to those regulations established by the Federal Food, Drug and Cosmetic Act and the Controlled Substance Act.

     9.5  General and Continuing Warranty.  Upon Closing, DMPC shall execute
          -------------------------------
and deliver to EPI a general and continuing warranty in the following form:

     [The DuPont Merck Pharmaceutical Company ("DMPC")] [DuPont Merck Pharma ("DuPont Pharma")] hereby warrants to Endo Pharmaceuticals Inc. ("Endo Pharmaceuticals") that the pharmaceutical products comprising each shipment of Products hereafter made by [DMPC] [DuPont Pharma] from the point of manufacture to or on behalf of Endo Pharmaceuticals pursuant to the Manufacture and Supply Agreement among DMPC, DuPont Merck and Endo Pharmaceuticals dated ______ __, 1997 (the "Manufacture and Supply Agreement"), as of the time and date of such shipment, will not be adultered or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act; provided, however, that this warranty shall not apply to misbranding that arises by reason of [DMPC's] [DuPont Pharma's] use of labels, packaging inserts and packages that comply with Endo Pharmaceuticals' instructions provided pursuant to Section 8.2 of the Manufacture and Supply Agreement, entitled "Packaging Components."

                                   Signature
                                   Title
                                   Post Office Address

     9.6  Limitation of Warranties.  THE WARRANTIES IN THIS ARTICLE 9 ARE MADE
          ------------------------
IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THE IMPLIED WARRANTY OF MERCHANTABILITY UNDER THE UNIFORM COMMERCIAL CODE. ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE APPLICABLE TO THE PRODUCTS ARE HEREBY EXCLUDED. DMPC shall not be liable for punitive or consequential damages (including loss of sales, loss of profits, and loss of goodwill) arising out of any cause whatsoever.

                                  ARTICLE 10
                       MANUFACTURING STANDARDS/PROCESSES

     10.1  Change Control.  Except with the prior written consent of EPI
           --------------
(which shall not unreasonably be withheld), DMPC will not make any change to Product ingredients (both API and Excipient), analytical procedures, components, process, specifications, controls, storage and/or stability protocols. Costs incurred by EPI for any such changes requested by DMPC will be borne by DMPC. Costs incurred by DMPC for any such changes requested by EPI will be borne by EPI. Costs incurred by DMPC for any such changes requested by the FDA shall be borne by EPI, if EPI desires to comply with such changes for reasons relating to marketing the Products, and by DMPC if DMPC desires to comply with such changes for reasons relating to the Facilities. Changes in text of prescribing information (package insert) and labeling shall be the responsibility and under the control of EPI. DMPC shall be notified of all changes specific to package inserts or other labeling sufficiently in advance of implementation to allow time for process documentation changes and stock control. Certain agreements of EPI with respect to the maintenance of NDA's or ANDA's in current forms, as relevant to DMPC's sales of Exempted Products in Exempt Territories, are set forth in Section 6.11 of the Purchase Agreement.

     10.2  Work Requests.  Any request by EPI for Trade Dress changes,
           -------------
packaging changes or changes in Product Support shall be made by filling out the forms set forth in Schedule E and forwarding them to the applicable DMPC Representative. In the event that EPI requests a Trade Dress change, all costs associated with implementation of such change, including the cost of all obsolete labeling components, will be borne by EPI. In the event EPI requests a packaging change, the costs associated with implementation of such change, above the level set forth in Schedule D for Product Support, will be borne by EPI; EPI shall also bear the cost of all obsolete packaging components. The costs associated with Product Support in excess of the levels set forth in Schedule D shall be borne by EPI and shall be determined pursuant to Section 4.3(d).

     10.3  Batch Records.  All records required under applicable law and
           -------------
regulations which include the information relating to the manufacturing, packaging and quality operation for each batch of Product will be prepared by DMPC at the time such operations occur. The records will include, but not be limited to: mixing and filling records; container and component traceability records; equipment usage records; in-process and final laboratory testing results; in-process and final Product physical inspection results; yield reconciliation for bulk and finished Product; labeling and packaging records; and records relating to deviations from approved procedure, as well as DMPC's investigation and corrective actions. Copies of the manufacturing batch records will be made available for inspection by EPI upon reasonable request pursuant to
Section 12.2.

     10.4  Retention Samples.  DMPC will store and maintain retention samples
           -----------------
of raw material and Product from each lot to meet regulatory requirements.

     10.5  Stability Studies.  DMPC will conduct stability testing pursuant to
           -----------------
the written testing program established for each Product pursuant to 21 CFR 211.166, as amended from time to time. DMPC shall promptly notify EPI of any samples that are out of specification. DMPC will provide EPI with the results of such testing at least quarterly or upon specific request.

     10.6  Process Validation.  DMPC will revalidate, as necessary, all
           ------------------
processes, methods, equipment, utilities, facilities and computers used in the manufacture, packaging, storage, testing and release of Product in conformance with all current FDA requirements and as reasonably requested by EPI, provided that EPI shall bear all expenses of such revalidation if requested by EPI. EPI will have the right to review the results of validation upon request as provided in Section 12.2.

     10.7  Records Retention.  DMPC will retain records and documents as
           -----------------
required by all applicable regulations of the FDA and the DEA.

     10.8  Annual Product Review.  DMPC will supply EPI all information which
           ---------------------
EPI may reasonably request for EPI's annual report submissions to the FDA.

                                  ARTICLE 11
                           CONFIDENTIAL INFORMATION

     11.1  Confidential Information.
           ------------------------

           (a) Except as expressly set forth in this Section 11.1, each party shall, and shall cause its Affiliates and its and their officers, directors, employees, agents and subcontractors (collectively, "Recipients") to, keep secret and retain in confidence any and all data, reports, technical, commercial, scientific and other information that is or has been disclosed to it in any form and designated as confidential by the other party hereto or any of such other party's Affiliates or Recipients prior to or after the date of this Agreement and that relate to any such other party or any such other party's Affiliates or their respective businesses ("Confidential Information") and shall not disclose directly or indirectly any Confidential Information, and shall cause its Affiliates and its and their Recipients not to disclose directly or indirectly any Confidential Information, to anyone outside such party, such Affiliates and their respective agents; provided, however, (i) if either party is legally required to disclose any of the Confidential Information, such party shall provide the other with prompt notice thereof so that the other party may seek an appropriate protective order, and in the absence of such an order, the party being required to make disclosure of the Confidential Information shall furnish only that portion of the Confidential Information that such party has been advised by its attorneys in writing it is legally required to disclose and shall use its best efforts to obtain confidential treatment thereof; (ii) the restriction on disclosure of Confidential Information set forth in this Section
11.1 shall not apply to Confidential Information that (x) is already in the public domain, or released to the public through no fault of the Recipient, (y) information disclosed to the Recipient by a third party having the right to disclose such information, or (z) information that is developed by or for the Recipient or its Affiliates independently of either the information provided under this Agreement or any information provided under the Purchase Agreement or any other Ancillary Agreement; and (iii) each party agrees to treat all non-public information disclosed to it in any form and not designated as confidential by the other party hereto with the same standard of care with which it treats its own non-public information.

           (b) EPI shall, and shall request each of its employees who has access to, or dealings with, DMPC's products in any capacity to enter into such confidentiality agreements as DMPC shall reasonably request in connection with DMPC's safeguarding of its Confidential Information that is known to such employees, and DMPC shall cause each of its employees who has access to, or dealings with, the Products in any capacity to enter into such confidentiality agreements as EPI shall reasonably request in connection with EPI's safeguarding of its Confidential Information that is known to such employees.

           (c) DMPC, on the one hand, and EPI, on the other, acknowledge and agree that a breach by the other, or any of the other's officers or employees, of the confidentiality agreements referred to in this Section could cause irreparable harm to the non-breaching party, that such non-breaching party's remedies at law in the event of such a breach would be inadequate, and that, accordingly, in the event of such a breach, a restraining order, preliminary injunction or injunction or all of said remedies may be issued against the breaching party and/or any of its officers or employees, as applicable, in addition to any other rights and remedies that are available to the non-breaching party.

           (d)   The confidentiality obligations of the parties under this
Section 11.1 shall survive termination of this Agreement for a period of ten
(10) years.

                                  ARTICLE 12
                              INSPECTIONS/AUDITS

     12.1  Regulatory Inspections.  DMPC will promptly, or in any event within
           ----------------------
twenty-four (24) hours, inform EPI of any inspection or audit by any governmental agency, including the FDA and the DEA, related to or affecting any Product or Facility. DMPC will promptly, or in any event within twenty-four
(24) hours, provide EPI with copies of any government-issued inspection observation reports concerning any Product or Facility. DMPC and EPI will cooperate in resolving any concerns with the FDA, DEA or other governmental agency. DMPC will also inform EPI of any action taken by FDA, DEA or other governmental agency against DMPC or any of its officers and employees that affects any Product or Facility as soon as possible and in any event within twenty-four (24) hours after the action is taken. Notwithstanding the foregoing, DMPC shall not be required to provide any of the above-referenced information as regards an inspection, audit, report or governmental action relating to a "Facility" if the subject inspection, audit, report or governmental action does not relate to or affect EPI or the Products.

     12.2  EPI Inspections.  EPI will have the right on reasonable prior
           ---------------
notice, at annual intervals or upon specific request, to inspect the Facilities to audit GMP compliance or for any other reasonable purpose. In addition, representatives of EPI will have access, during regular business hours and upon reasonable prior notice, to inspect, review and copy documents, records, reports, data, procedures, regulatory submissions and other information maintained by DMPC that specifically relate to the Products.

     12.3  Audit Rights.  Upon the written request of EPI, DMPC shall permit
           ------------
an independent certified public accounting firm of nationally recognized standing selected by EPI to have access during normal business hours to such of the records of DMPC as may be reasonably necessary to verify the accuracy of the costs reported hereunder in respect of any Contract Year ending not more than twelve (12) months prior to the date of such request. All such verifications shall be conducted at EPI's expense and not more than once in each Contract Year. These rights with respect to any Contract Year shall terminate one (1) year after the end of any such Contract Year.

     12.4  EPI Information.  Within sixty (60) days after the end of each
           ---------------
fiscal year, EPI shall provide to DMPC a copy of EPI's consolidated balance sheet and consolidated statements of income, retained earnings, stockholders' equity and liabilities and changes in financial position of EPI and any consolidated subsidiaries for such year, reported on by an independent certified public accounting firm of nationally recognized standing. Within thirty (30) days after the end of each fiscal quarter, EPI will provide DMPC with copies of EPI's internally generated management financial reports for such quarter and for the portion of EPI's fiscal year ended at the end of such quarter.

                                  ARTICLE 13
                          COMPLAINTS, ADER'S, RECALLS

     13.1  Product Complaints and ADE's.  EPI and DMPC will notify each other
           ----------------------------
by fax of all Product complaints and adverse drug experiences ("ADE's") within two (2) business days of receipt of notice thereof. A follow-up copy of the fax transmission is to be mailed and postmarked within two (2) business days of the date of the fax transmission. DMPC will investigate all Product complaints and ADE's associated with Exempted Products sold by it in Exempt Territories and, in each case, will provide a written summary to EPI and a written response to the complainant, with a copy to EPI. EPI will investigate all other Product complaints and ADE's and, in each case, will provide a written summary to DMPC and a written response to the complainant, with a copy to DMPC. DMPC will assist EPI in the investigation of any complaints or ADE's when such adverse events are believed to be attributable to the quality of the Product. If EPI determines that any reasonable physical, chemical, biological or other evaluation should be conducted in relation to an ADE or Product complaint, DMPC will, at EPI's cost, conduct the evaluation and provide EPI a written report of such evaluation. DMPC will notify EPI within twenty-four (24) hours if any Product evaluated fails to meet specifications. Evaluations not required by regulation and not carried out by DMPC in the usual course of its investigation will be at the expense of EPI. In the event that any Product complaint or ADE results from the supply by DMPC of Product that does not conform to the applicable specifications and warranties set forth in this Agreement, DMPC shall bear all reasonable costs and expenses related thereto, including reimbursement of any costs already incurred by EPI.

     13.2  ADER's and Field Alert Reports.  EPI will file any averse drug
           ------------------------------
experience reports ("ADER's") required under 21 CFR 314.80, as amended from time to time, for the Products as well as any reports required under foreign laws or regulations elsewhere in the world where it sells Products. DMPC will file all ADER's (or the equivalent foreign report) required under foreign laws or regulations with respect to Exempted Products sold by it in Exempt Territories. Complaints associated with Product sold in the United States which may require an FDA field alert report as specified under 21 CFR 314.81, as amended from time to time, or foreign equivalents elsewhere in the world with respect to Products sold by EPI will be handled by EPI. The parties will supply each other with copies of any ADER's and field alert reports or foreign equivalents before or at the time of submission to the regulatory authorities.

     13.3  Recall Action.  All Product recalls and FDA contacts relating to
           -------------
recall of Products in the United States or elsewhere in the world with respect to Products sold by EPI will be the responsibility and under the control of EPI; all Product recalls and regulatory authority contacts relating to recall of Exempted Products sold by DMPC in Exempt Territories will be the responsibility and under the control of DMPC. Each party agrees to contact the other as soon as practicable after deliberations have begun regarding the potential recall of a Product manufactured at either of the Facilities. Either party has the right to initiate a Product recall, withdrawal or field correction. If either party should decide or be required to initiate a Product recall, withdrawal or field correction, that party will provide the other a copy of its recall letter for prior approval which shall not unreasonably be withheld.

     13.4  Recall Expenses.  If any Product is recalled as a result of the
           ---------------
supply by DMPC of Product that does not conform to the applicable specifications or warranties set forth in this Agreement, then DMPC will bear all reasonable costs and expenses of such recall. Recalls of Exempted Products sold by DMPC in Exempt Territories will also be at DMPC's expense. All other recalls of Product in the United States or elsewhere will be at EPI's expense. If each party contributes to the cause for a recall, the cost will be shared in proportion to each party's responsibility.

     13.5  Recall Records.  DMPC and EPI will maintain complete and accurate
           --------------
records for such periods as may be required by applicable law, but not less than three (3) years, of all Product supplied under this Agreement.

     13.6  Recalls of Contract Products.  Recalls or withdrawals of Contract
           ----------------------------
Products shall be governed by the terms of the contracts between EPI and the manufacturer of such Contract Products.

     13.7  DEA Actions or Proceedings.  EPI and DMPC will notify each other by
           --------------------------
fax of all notices or communications with the DEA with respect to any pending or threatened action or proceeding or any potential violation within two (2) business days of receipt. A follow-up copy of the fax transmission is to be mailed and postmarked within two (2) business days of the date of the fax transmission. DMPC will investigate all such notices or communications in connection with the Facilities, its employees, or in connection with the procurement of components or the manufacturing, processing, packing or holding of Product and will provide a written summary to EPI and a written response to the DEA, with a copy to EPI. EPI will investigate all such notices or communications in connection with the Building, its employees, the supplier of API sourced by it, and all other such notices or communications and will provide a written summary to DMPC and a written response to the DEA, with a copy to DMPC. In the event that any action is required by a party in response to the DEA, such party shall use all commercially reasonable efforts to cooperate with, and satisfy the requirements of, the DEA. The party required to investigate or to take action with respect to the DEA shall bear the costs of such investigation or action.

     13.8  Product Notices.  Notices required under this Article 13 shall be
           ---------------
addressed as follows or as otherwise instructed by a party from time to time:

     If to EPI:
     ---------

           Endo Pharmaceuticals Inc.
           P.O. Box 4144
           Wilmington, DE 19807
           Attention: Mariann T. MacDonald

     If to DMPC:
     ----------

           The DuPont Merck Pharmaceutical Company
           DuPont Merck Plaza
           974 Centre Road
           Wilmington, Delaware 19807-2802
           Attention: Medical Data Coordinator
           Fax: (302) 892-7771

                                  ARTICLE 14
                                   INDEMNITY

     14.1  By DMPC.  DMPC agrees to indemnify, defend and hold harmless EPI
           -------
and its Affiliates, and their respective stockholders, directors, officers, employees, agents and representatives, from and against any and all Losses that are caused by, based on or arise out of (i) any breach or nonperformance by DMPC of any of its obligations under this Agreement, (ii) the sale, labeling or use of Exempted Products sold by DMPC in Exempt Territories, (iii) DMPC's violation or alleged violation of any Legal Requirement in connection with the performance of this Agreement, including, without limitation, any violation of any Environmental Laws, (iv) the presence, discharge, deposit, disposal, release, storage, or transport of hazardous or regulated substances, or the arrangement for such activities by third parties, in connection with any activities undertaken by DMPC pursuant to this Agreement, provided, however, that DMPC will not be obligated to indemnify EPI or its Affiliates (or other indemnitees) for Losses for which EPI is required to indemnify DMPC under Section 14.2(iii) hereof or under Section 23.1 of the Lease Agreement or (v) the gross negligence, recklessness or wilful misconduct of DMPC.

     14.2  By EPI.  EPI agrees to indemnify, defend and hold harmless DMPC and
           ------
its Affiliates, and their respective stockholders, directors, officers, employees, agents and representatives, from and against any and all Losses that are caused by, based on or arise out of (i) any breach or nonperformance by EPI of any of its obligations under this Agreement, (ii) the sale, labeling or use of Products or Contract Products sold by EPI in the United States or elsewhere,
(iii) EPI's violation or alleged violation of any Legal Requirement in connection with the performance of this Agreement, including without limitation, any violation of any Environmental Laws or (iv) the gross negligence, recklessness or wilful misconduct of EPI.

     14.3  Limitation of Liability.  Notwithstanding any other provisions of
           -----------------------
this Article 14, neither DMPC nor EPI shall be liable for, and neither shall have any obligation to indemnify the other or its Affiliates (or other indemnitees) in respect of, punitive or consequential damages (including loss of sales, loss of profits and loss of goodwill) arising out of any cause whatsoever.

     14.4  Scope/Indemnification Procedures.  The foregoing indemnities are
           --------------------------------
intended to be the exclusive remedies in respect of any breach of this Agreement and in lieu of the indemnification standards otherwise existing under the Purchase Agreement, provided that the provisions of Section 8.3 of the Purchase Agreement shall be equally applicable to this Agreement and such provisions are hereby incorporated herein by reference.

                                  ARTICLE 15
                                 FORCE MAJEURE

     15.1  Performance Excused.  DMPC shall be excused from performance however
           -------------------
if its failure to perform arises from events beyond its reasonable control and which occurred without its negligence (each, an "Event of Force Majeure"). Without limiting the foregoing, possible examples of such Events of Force Majeure are war, fire, flood, strike, accident, riot, third-party non-performance, pollution or debasement of raw material sources (unless DMPC is responsible therefor), or acts of God. DMPC shall provide prompt notice to EPI of any such Event of Force Majeure and shall indicate the estimated duration of such Event of Force Majeure, and shall use all commercially reasonable efforts to mitigate the effects of such Event of Force Majeure, including, without limitation, manufacturing Product in another Facility or identifying another party to manufacture Product (including Affiliates), in either case, the increased expense of which over the costs for Product hereunder would be shared equally by DMPC and EPI.

     15.2  Additional Consequences of Force Majeure.  If, by reason of any
           ----------------------------------------
such Event of Force Majeure, DMPC is excused from performance then, to the extent Products are not delivered to EPI in the quantities or at the times required hereunder, EPI may purchase the Products from other sources without liability or obligation to DMPC. In the event EPI purchases from another source, then EPI may, to the full extent of such purchases, reduce its commitment for Products, if any, hereunder. DMPC and EPI shall share equally the increased expense of such alternative source over the costs for Product hereunder. If during the Event of Force Majeure DMPC failed to deliver Product to EPI and no other source was obtained, EPI may, at its option, extend the term of this Agreement with respect to such Product to permit partial or total delivery of Products not delivered, and not secured elsewhere, because of any such Event of Force Majeure. If such Event of Force Majeure continues for more than sixty (60) days, EPI has the option, at any time thereafter during which the Event of Force Majeure is continuing, to terminate this Agreement with respect to the Products affected without liability to DMPC, except to pay for Products already accepted.

                                  ARTICLE 16
                            MEDIATION / ARBITRATION

     16.1  Mediation.  In the event of any dispute, controversy or claim
           ---------
arising out of or relating to this Agreement (including any provision of any Schedule or Exhibit hereto) which does not constitute a Dispute (as defined below) and the Representatives and/or the joint manufacturing team are unable to resolve such matter, the parties shall endeavor to settle the dispute by mediation under the Center for Public Resources (or any successor organization, the "CPR") Model Mediation Procedure for Business Disputes then in effect.

     16.2  Arbitration.  In the event of any dispute, controversy or claim
           -----------
arising out of or relating to the breach or alleged breach of this Agreement by any party hereto ("Dispute"), upon the written request of any party to this Agreement, the matter shall immediately be referred to Representatives of DMPC and EPI for resolution. The Representatives of DMPC and EPI shall meet as soon as possible and attempt in good faith to negotiate a resolution of the Dispute. In the event that the Representatives are unable to resolve the Dispute, the Dispute shall be immediately referred to the chief executive officers of DMPC and EPI, and the chief executive officers shall meet as soon as possible and attempt in good faith to negotiate a resolution of the Dispute. If the parties are unable to resolve the Dispute within 10 days after receipt by a party of such written request, then either party may submit the Dispute to arbitration as the exclusive means of resolving it in accordance with the procedures set forth in this Article 16. So long as the parties are timely complying with the dispute resolution procedures set forth in this Article 16, EPI shall continue to timely pay all undisputed invoices (or undisputed portion of invoices) and DMPC shall continue the performance of its manufacturing and other obligations under this Agreement. Except as provided in Section 16.6, recourse to any court with respect to any matter subject to arbitration hereunder shall be limited to proceedings to confirm any award rendered and other appropriate proceedings under the Federal Arbitration Act of the United States, 9 U.S.C. (S)(S) 1 et seq. (the "Federal Arbitration Act").

     16.3  Arbitration Request.  If the parties fail to resolve any Dispute
           -------------------
within the time period referenced in Section 16.2, any party may notify the other parties to the Agreement that it wishes to commence an arbitration proceeding under this Article 16 (an "Arbitration Request"). Any Dispute not resolved by the Representatives or the chief executive officers, as the case may be, as set forth in Section 16.2 shall be finally settled by arbitration in accordance with the CPR Non-Administered Arbitration Rules then in effect (the
"Rules"), except as modified herein.   Any arbitration proceedings, decision or
award rendered hereunder and the validity, effect and interpretation of this arbitration agreement in this Section shall be governed by the Federal Arbitration Act.

     16.4  Selection of Arbitrator.
           -----------------------

           (a)   Number of Arbitrators.  In any arbitration proceeding, there
                 ---------------------
shall be either one or three arbitrators, appointed in accordance with this
Section 16.4. As used herein, the term "arbitrator" shall mean the sole arbitrator or, if there are three arbitrators, such term shall mean the three arbitrators collectively.

           (b)   One Arbitrator.  In any arbitration proceeding, the party or
                 --------------
parties commencing the arbitration (the "Petitioner") shall state in the Arbitration Request a number of arbitrators (either one or three) for the arbitration. If such number is three, there shall be three arbitrators and the appointment procedures set forth in paragraph (c) shall apply. If such number is one, the party or parties with whom the Petitioner has its dispute (the "Respondent") shall have the right to elect that there be three arbitrators by notifying the Petitioner of such election within seven (7) business days after receipt of the Arbitration Request, in which event the appointment procedures set forth in paragraph (c) shall apply. In the event that neither the Petitioner nor the Respondent makes such election, the sole arbitrator shall be a person, mutually agreeable to the Petitioner and the Respondent, who is a member of the Panels of the Center for Public Resources (the "CPR Panels"). If, however, the Petitioner and the Respondent are unable to agree upon the sole arbitrator within ten (10) business days after receipt of the Arbitration Request, then either party may request the CPR to appoint the sole arbitrator from among the members of the CPR Panels.

           (c)   Three Arbitrators.  If either the Petitioner or the Respondent
                 -----------------
elects that there be three arbitrators, the one making that election shall appoint a member of the CPR Panels to serve as one of the arbitrators and shall notify the other party of such appointment. Such notice shall be given in the Arbitration Request (if the Petitioner makes such election) or response thereto (if the Respondent makes such election). Within ten (10) business days after receipt of such notice, the other party shall appoint another member of the CPR Panels to serve as the second arbitrator and shall notify the Respondent or the Petitioner (as the case may be) of such appointment, but if the other party shall fail to do so within such period, the arbitrator appointed by the Petitioner or Respondent (as the case may be) shall act as the sole arbitrator. The two arbitrators shall, within ten (10) business days after the appointment of the second arbitrator, appoint the third arbitrator from the members of the CPR Panels. If, however, the two arbitrators are unable to agree upon the third arbitrator within such period, then either arbitrator may request the CPR to appoint the third arbitrator from among the members of the CPR Panels.

           (d)   Absence of Material Interest or Relationship.  Notwithstanding
                 --------------------------------------------
the foregoing, no person may serve as an arbitrator pursuant to this Article 16 if such person has a material interest or relationship (through employment, stock ownership, business dealings or otherwise) in or with any party to the arbitration or any of their respective Affiliates, directors, officers or employees.

     16.5  Powers, Proceedings of Arbitrator.
           ---------------------------------

           (a)   General.  The arbitrator selected in accordance with Section
                 -------
16.4 hereof shall have full power to decide any Dispute. The arbitration proceedings shall be held in Philadelphia, Pennsylvania. The arbitrator shall hold one or more hearings and render the award expeditiously (it being the intent of the parties that Disputes be settled within ninety (90) days following the delivery of an Arbitration Request). The arbitrator shall determine all matters of admissibility, weight and relevance of evidence, and in connection therewith, may look to the Federal Rules of Evidence to the extent found helpful to do so. The arbitration shall maintain the attorney-client privilege and work product immunity. The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counter-claims, issues, or accounting presented to the arbitrator. The arbitrator is empowered to award any remedy, other than punitive and consequential damages, permitted under this Agreement or by law, including equitable relief such as specific performance of this Agreement. Judgment upon an award of the arbitrator may be entered in any court of competent jurisdiction.

           (b)   Costs and Fees.  The arbitrator shall apportion the costs of
                 --------------
the arbitration as provided in the CPR Rules, except that each party shall bear the costs of its own legal representation and experts.

           (c)   Confidentiality.  The arbitration proceeding shall be
                 ---------------
confidential and the arbitrator may issue appropriate protective orders to safeguard both parties' Confidential Information. Except as required by law, neither the Petitioner nor the Respondent shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without the prior written consent of the other. The existence of any dispute submitted to arbitration, and the award of the arbitrator, shall be kept in confidence by the parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

     16.6  Interim or Other Relief.  This Article 16 shall not limit the right
           -----------------------
of any party to seek in any court of competent jurisdiction such interim relief, and only such interim relief, as may be needed in aid of arbitration or to maintain the status quo or otherwise protect the subject matter of the
             ------ ---
arbitration until the arbitrator shall have had an opportunity to act.

     16.7  Agreement in Force.  So long as (i) in the case of DMPC, EPI is
           ------------------
timely complying with the arbitration procedures set forth in Sections 16.2-16.6, or (ii) in the case of EPI, DMPC is timely complying with the arbitration procedures set forth in Sections 16.2-16.6, the rights and obligations of the parties shall remain in full force and effect in accordance with the terms of this Agreement during any arbitration proceeding hereunder.

                                  ARTICLE 17
                                 MISCELLANEOUS

     17.1  Notices.  Except as otherwise stated herein, all notices or other
           -------
communications given pursuant hereto by one party to the other party shall be in writing and deemed given (a) when delivered by messenger (with receipt confirmed), (b) when sent by telecopier (with receipt confirmed), provided that a copy is mailed by first class postage prepaid mail within two (2) business days, (c) when received by the addressee, if sent by overnight courier, or (d) seven days after being mailed in the U.S. first-class postage prepaid, registered or certified, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

     If to EPI, addressed to:
     -----------------------

           Endo Pharmaceuticals Inc.
           P.O. Box 4144
           Wilmington, DE
           Attention: Carol A. Ammon

           with a copy to:

           Kelso & Company
           320 Park Avenue, 24th Floor
           New York, New York 10022
           Attention: General Counsel
           Fax: 212-223-2379


     If to DMPC, addressed to:
     ------------------------

           The DuPont Merck Pharmaceutical Company
           DuPont Merck Plaza
           974 Centre Road
           Wilmington, Delaware 19807-2802
           Attention: President, Manufacturing Division, and General Counsel
           Fax: (302) 892-8899

     17.2  Security Interest.  As security for the prompt payment of all
           -----------------
amounts from time to time due under the Notes and the promissory note referenced in Section 3.1 of the Purchase Agreement (the "Transferred Inventory Note"), and the performance of all of EPI's obligations thereunder, EPI agrees to execute and deliver at Closing a security agreement in form and substance acceptable to DMPC and the lenders providing the Bank Financing, granting a security interest in, and lien on, all property and assets of EPI as security for the payment of amounts due under the Notes and the Transferred Inventory Note, subject to any conditions that such lenders may require in oder for EPI to execute and deliver such Agreement. Such security agreement shall terminate in the event that EPI pays $60 million of its obligations under the Notes and/or the Transferred Inventory Note, and at such time DMPC determines that it has a reasonable expectation of payment of the remaining balance of the Notes and the Transferred Inventory Note.

     17.3  Modifications.  This Agreement will not be modified or amended
           -------------
except in writing, signed by all parties. Any terms and conditions of the parties' purchase orders, invoices, or other sales documents which conflict with this Agreement will have no effect.

     17.4  Assignability/Subcontracting.
           ----------------------------

           (a)   Assignment by EPI.  EPI may not assign this Agreement, or its
                 -----------------
rights or obligations hereunder, without the prior written consent of DMPC (which consent shall not unreasonably be withheld), except that, subject to
Section 3.2(c), EPI may assign this Agreement and its rights and obligations hereunder (i) to an Affiliate or to a successor to all or substantially all of the business and assets of EPI relating to the Products and (ii) to or for the account of the lenders providing the Bank Financing solely and specifically for the purpose of securing such Bank Financing.

           (b)   Assignment by DMPC.  DMPC may not assign this Agreement, or its
                 ------------------
rights or obligations hereunder, without the prior written consent of EPI. Solely for purposes of this Section 17.4(b), a transfer by Merck and/or DuPont of all or any part of their partnership interests in DMPC shall be deemed to cause an assignment of this Agreement if, as a consequence of such transfer, neither DuPont nor Merck (or their respective Affiliates) owns at least a 50% partnership interest in DMPC (a "DMPC Change of Control"). Notwithstanding the foregoing:

                 (i) In the event of the sale or other disposition of all or substantially all of the business or assets of DMPC, DMPC may assign this Agreement, and its rights and obligations hereunder, to the successor to the business or assets of DMPC, provided that EPI consents to such assignment, which consent shall not unreasonably be withheld (and in determining whether to consent, EPI shall consider the pre-acquisition financial strength of the successor and if such successor has at least $250 million of tangible net worth, such amount of tangible net worth shall be prima facie evidence of the satisfactory financial strength of the successor);

                 (ii) In the event of a DMPC Change of Control, the assignment of this Agreement (and DMPC's rights and obligations) that is deemed to occur hereunder shall be permitted if EPI consents, which consent shall not unreasonably be withheld (and in determining whether to consent EPI shall consider the pre-acquisition financial strength of the acquiror of the partnership interest or interests and if such acquiror has at least $250 million of tangible net worth, such amount of tangible net worth shall be prima facie evidence of the satisfactory financial strength of the acquiror), and if EPI does not so consent then in connection with the DMPC Change of Control DuPont and Merck shall cause this Agreement to be assigned to and assumed by DuPont and/or Merck; and/or

                 (iii) If DMPC determines to sell or otherwise transfer either or both Facilities it may do so and in connection therewith it may assign this Agreement (insofar as applicable to the subject Facility or Facilities) to the acquiring entity; provided, however, that in the event that EPI determines, in its sole discretion, that the acquiror of the Facility or Facilities would not be an acceptable manufacturer of the Products, then DMPC shall not assign this Agreement (or applicable rights and/or obligations hereunder) to the acquiror but shall instead be responsible at DMPC's cost to implement appropriate arrangements for the manufacture and supply of Products that otherwise would have been manufactured at the subject Facility or Facilities in accordance with the terms hereof at and from the other Facility (if still owned) and/or at and from one or more alternate manufacturers located within the continental United States or Puerto Rico, satisfactory to EPI in its sole discretion. DMPC will reimburse EPI for incremental distribution costs if transfer of production from the Facility being transferred results in increased distribution costs. In addition, if DMPC transfers its Garden City Facility, DMPC will pay or reimburse EPI for reasonable costs incurred to relocate EPI's research and development employees from the Garden City Facility to a location reasonably proximate to the alternate site where the Products are transferred for manufacture; provided, that such relocation costs to be incurred or reimbursed by DMPC shall not exceed $2,000,000 in the aggregate. Once the foregoing arrangements are implemented in all material respects to the reasonable satisfaction of EPI, DMPC may complete the transfer of the subject Facility or Facilities.

           (c)   Subcontracting.  DMPC may not procure any Products from a third
                 --------------
party in a completed or substantially completed form without EPI's prior written consent, which consent shall not unreasonably be withheld.

     17.5  Enforcement.  DMPC recognizes that its failure to timely comply with
           -----------
the dispute resolution procedures set forth in Article 16, including its obligation to continue performance hereunder pending resolution of Disputes, could result in irreparable harm to EPI for which money damages would not be a sufficient remedy and that EPI (without limiting any other right or remedy it may have at law or equity) shall be entitled to seek specific performance or other injunctive relief as a remedy to enforce compliance with the dispute resolution procedures set forth herein.

     17.6  Entire Agreement.  This Agreement, the Purchase Agreement, the
           ----------------
Discount Letter Agreement, dated as of June 27, 1997, between EPI and DMPC, and the other Ancillary Agreements constitute the entire agreement between the parties pertaining to their subject matter. This Agreement fully and completely expresses the agreement of the parties with respect to the manufacture and supply of the Products, and supersedes all other agreements or understandings between the parties, written or oral. This Agreement was entered into after adequate investigation by each party, no party relying upon any statement or representation made by any of the others not embodied herein.

     17.7  GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
           -------------
ACCORDING TO THE LAWS OF THE STATE OF DELAWARE.

     17.8   Headings.  The various headings used in this Agreement are for
            --------
convenience only and are not to be used in interpreting the text of the article in which they appear or to which they relate.

     17.9   Relationship of the Parties.  The relationship of the parties to
            ---------------------------
this Agreement is that of independent contractors. No party will purport to make any representation on behalf of any other party or purport to bind or commit any other party in any way.

     17.10  Severability.  If any provision of this Agreement is judicially
            ------------
declared to be invalid, unenforceable or void, such decision will not invalidate or void the remainder of this Agreement.

     17.11  Waiver.  The waiver of a breach of this Agreement will not be a
            ------
waiver of subsequent or continuing breach.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement in multiple counterparts, effective as of the day and year first above written.

                         THE DUPONT MERCK PHARMACEUTICAL
                          COMPANY


                         By:  /s/ PAUL G. HOWES
                            --------------------------------------------
                         Title:  President and Chief Executive Officer
                                 ---------------------------------------


                         DUPONT MERCK PHARMA


                         By: /s/ MICHAEL R. MILLER
                             -------------------------------------------
                         Title: Chief Financial Officer
                                ----------------------------------------


                         ENDO PHARMACEUTICALS INC.


                         By: /s/ CAROL A. AMMON
                            --------------------------------------------
                         Title: President, Secretary and Chief Executive
                                ----------------------------------------
                                Officer
                                ----------------------------------------

                                  Schedule A
                            PRODUCTS TO BE SUPPLIED
                                      ***

                                  Schedule B
                               Contract Products
                                      ***

                                  SCHEDULE C
                                VARIABLE COSTS
                                      ***

                                  SCHEDULE D
                                  FIXED COSTS
                                      ***

                                  SCHEDULE E
               FORMS TO REQUEST CHANGES AND ADDITIONAL ACTIVITIES

   Request by Newco for Additional Marketed Product Support and New Products

                           Request # ______________

                                            To:
                                            --
                                            R. Fromuth/Wilm Contract Site
                                            R. Serafin/Garden City
                                            W. Hernandez/Manati

                                For Newco's Use
                                ---------------

Requested Work:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Reason for Request:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Product Details:

Product: ______________________________________________________________________

Dosage Form/Formulation/Strength: _____________________________________________

Put-Up: _______________________________________________________________________

Other: ________________________________________________________________________

Forecast Units (3 years): _____________________________________________________

Submitted: ________________________________________ Date: _____________________

Approved for Assessment: __________________________ Date: _____________________

                                For DMPC's Use
                                --------------

                        Request # _________________

  .     General project plan completed                  Yes             No
        (If yes, note and attach)

  .     Addition to the line required                   Yes             No
        (If yes, note and attach)

  .     Quality/Compliance Assessment completed         Yes             No
        (If yes, note and attach)

  .     Cost Assessment completed                       Yes             No
        (If yes, note and attach)

  .     Any special legal considerations                Yes             No
        (If yes, note and attach)

  .     General Regulatory plan completed               Yes             No
        (If yes, note and attach)



Approved: ___________________________________________________  ________________
             Vice President, Manufacturing Site                 Date

                                For Newco's Use
                                ---------------

                       Request # ________________

DMPC's proposed plan to accomplish the requested work is:

     1)     Accepted __________________

     2)     Rejected __________________

Approved: _________________________________________________  _____________
            Executive Vice President, Operations - Newco         Date

                                  SCHEDULE F
                    PROCEDURES FOR TRANSFERRING NEW PRODUCTS
                           TO COMMERCIAL MANUFACTURE





The attached procedures for transferring New Products to commercial manufacture were originally adopted to transfer new products to commercial manufacture by DMPC from Endo Laboratories, L.L.C. and are hereby adopted by DMPC with respect to EPI. References to Endo Laboratories, L.L.C., in the attached procedures should be read as references to EPI. Specific references to individuals or groups of individuals, within Endo Laboratories, L.L.C should be read as references to individuals or groups of individuals, yet to be named, within EPI; provided, how ever, EPI is not bound to name or create any positions, groups, committees or boards referred to in this Schedule F and EPI may assign such responsibilities to any individual or group of individuals within EPI.

                    THE DUPONT MERCK PHARMACEUTICAL COMPANY
                           ENDO LABORATORIES, L.L.C.

                          TECHNOLOGY TRANSFER PROCESS
                           ENDO LABORATORIES, L.L.C.
                             Doc. No. ENDO-0683-01


Prepared By:        /s/ Illegible Signature                  Date:     7/31/96
                  --------------------------------------            ------------


                               DOCUMENT APPROVAL
                               -----------------


           /s/ P. Van Nostrand                              7/31/96
------------------------------------------------            -------
Initiator - Endo Product Development                          Date

          /s/  James E. Smith                                8/1/96
------------------------------------------------            -------
Initiator - Technical Services - Garden City                  Date

           /s/ Illegible Signature                          7/31/96
------------------------------------------------            -------
          Endo Product Development                            Date

           /s/ Illegible Signature                           8/5/96
------------------------------------------------            -------
Technical Services/Manufacturing - Garden City                Date

          /s/ Illegible Signature                            8/8/96
------------------------------------------------            -------
            Regulatory Affairs                                Date

         /s/ Illegible Signature                            8/12/96
------------------------------------------------            -------
              Site Quality                                    Date

         /s/ Illegible Signature                            8/14/96
------------------------------------------------            -------
              Endo Quality                                    Date

                                      ***

1.0  PURPOSE
     -------

     This SOP defines the process, responsibilities, and the necessary require ments for the orderly technical transfer of a product from Endo Laboratories Development to the DMPC Garden City (DMPC GC) manufacturing site (or to an approved contract laboratory). This SOP is based on DuPont Merck Corporate Best Practices for Technology Transfer and is modified to confirm with the requirements stated in the Endo New Product Process Document. A flow chart outlining the various Technology Transfer activities is provided in Attachment I.

2.0  SCOPE
     -----

     This guideline covers the transfer of technology associated with the manufac ture and testing of drug product from Endo Product Development
     (EPD) to a manufacturing site not currently qualified for manufacture of the product. This procedure does not apply to the Transfer of Technology for the synthesis of active drug substances or excipients.

3.0  DEFINITIONS
     -----------

     ADS:  Active Drug Substance

     ANDA: Abbreviated New Drug Application

     BPCS: Business Planning Control System

     BRP:  Business Resource Planning

     CAST: Core Advisory Science Team

     COA:  Certificate of Analysis

     DEA:  Drug Enforcement Agency

     DMF:  Drug Master File

     DMPC: DuPont Merck Pharmaceutical Company

3.0  DEFINITIONS (Continued)
     -----------

     EDCB: Endo Development and Commercialization Board

     EN#: Endo Product/Project Number

     FDA: Food and Drug Administration

     GMP: Good Manufacturing Practices

     ILQ: Interlaboratory Qualification (Analytical Method Transfer)

     IR: Investigation Report

     IQ: Installation Qualification

     MSDS: Material Safety Data Sheet

     NPV: Net Present Value

     OQ: Operational Qualification

     PAI: Preapproval Inspection

     PQ: Performance Qualification

     PSC: Product Selection Committee

     QE: Quality Engineer

     QS: Quality Scientist

     SOP: Standard Operating Procedure

     SUPAC: Scale-up and Postapproval Changes

     WFP: Working Formula Procedure

                                      ***

                                  SCHEDULE G
                             API INVENTORY LEVELS
                                      ***

                                  SCHEDULE H
                        FINISHED GOOD INVENTORY LEVELS
                                      ***

                                  Schedule I
                          IDENTIFICATION OF CONTRACTS
                                      ***

                                   Exhibit 1
                            Form of Promissory Note

                                                                       Exhibit 1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS
THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THIS PROMISSORY NOTE IS SUBJECT TO SET-OFF UNDER CERTAIN CIRCUMSTANCES. THIS PROMISSORY NOTE IS SUBJECT TO THE [INTERCREDITOR AND SUBORDINATION AGREEMENT ENTERED INTO BY ___________]
FOR PURPOSES OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $___________, THE ISSUE DATE IS _____, ____ AND THE YIELD TO MATURITY IS ___/1/% (COMPOUNDED ANNUALLY).


                           ENDO PHARMACEUTICALS INC.

                                PROMISSORY NOTE


                                                    New York, New York
                                                    ________ ___, ____


          FOR VALUE RECEIVED, the undersigned, Endo Pharmaceuticals Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby unconditionally promises to pay to the order of the person designated as payee on the signature page hereof ("Payee") in the manner and at the place hereinafter provided, the principal sum of $[_________]/2/ (the "Principal Amount") on or prior to [____], 2002 (the "Original Maturity Date") (subject to Section 1.1 below) which amount shall be payable in accordance with the terms set forth below (together with accrued and unpaid interest thereon from the Original Maturity Date through the date of repayment as provided
---------------
/1/The Applicable Federal Rate at date of issuance.

/2/  The Principal Amount will equal $17,000,000 or $6,000,000, as appropriate.

below). Capitalized terms not otherwise defined herein are defined in Section 7.

          From and after the Original Maturity Date, this Promissory Note shall bear, and the Company promises to pay, interest on the Principal Amount, annually on December 31st of each year and on the maturity date of this Promissory Note as such date may be determined pursuant to Section 1.1, at a rate equal to 16% per annum and the Company may, at its option, elect to satisfy its obligation to pay interest (other than on the maturity date of this Promissory Note as such date may be determined pursuant to Section 1.1) by adding such interest to the Principal Amount on the applicable interest payment date. The applicable rate of interest on all overdue obligations (including interest not paid when due) shall be 18% per annum and such interest on overdue obligations shall be payable upon demand by the holder hereof.

1.   Timing and Method of Payment.
     ----------------------------

     1.1  Term.
          ----

          The Principal Amount shall be due and payable on the fifth anniversary of the Closing Date; provided, however, that this Promissory Note may be
                     --------  -------
extended for successive one year periods, at the option of the Company, with 5 days prior written notice to the Payee; provided, however, that in no event
                                        ---------  -------
shall such payment be due and payable later than seven and one-half years after the Closing Date.

     1.2  Prepayments.  The Company, by action of the Board of Directors, shall
          -----------
have the right at any time and from time to time, subject to the receipt of the prior written consent of the majority of the Banks that have loans and commitments outstanding under the Credit Agreement, prior to the Original Maturity Date to prepay, in whole or in part, upon 5 days notice the prepayment amount on this Promissory Note which shall be the Principal Amount discounted from the Original Maturity Date to the date of prepayment at a rate equal to 12% per annum. After the Original Maturity Date, the Company, by action of the Board of Directors, shall have the right at any time and from time to time, subject to the receipt of the prior written consent of the majority of the Banks that have loans and commitments outstanding under the

Credit Agreement, to prepay, without premium, the Principal Amount then due on this Promissory Note in whole or in part plus accrued interest upon 5 days notice.

     1.3  Method of Payment.  All payments of principal and interest in respect
          -----------------
of this Promissory Note shall be made in lawful money of the United States of America in next day funds at the office or address of Payee set forth in Section 8.1(ii) or at such other place as shall be designated in a written notice delivered to the Company at least 5 days prior to the due date of such payment. Whenever any payment on this Promissory Note shall be stated to be due on a day that is not a Business Day, such payment shall instead be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable on this Promissory Note. Each payment made hereunder shall be credited first to accrued and unpaid interest and then to principal. Each of Payee and any subsequent holder of this Promissory Note agrees, by its acceptance hereof, that before disposing of this Promissory Note it will make a notation hereon of all principal and interest payments previously made hereunder.

     1.4  Set-Off.  The Company may, at its option, set-off and apply any and
          -------
all amounts owed to the Company from the Payee arising under the indemnification provided for in Article 14 of the Manufacture and Supply Agreement (to the extent that such amounts have been finally determined to be owed to the Company pursuant to the provisions of Article 16 of the Manufacture and Supply Agree-
ment) against any and all of the obligations of the Company now or hereafter existing under this Promissory Note, whether or not the Payee is otherwise in any way liable for such amounts. In such event, the Company shall so notify the holder in writing at least three (3) Business Days before such set-off.

2.   Reference Agreements.  This Promissory Note is issued pursuant to a
     --------------------
Manufacture and Supply Agreement (the "Manufacture and Supply Agreement"), dated
as of ,       1997, among the Company, The DuPont Merck Pharmaceutical Company, and DuPont Merck Pharma. Under this Promissory Note, The Dupont Merck Pharmaceutical Company is the lender, and the Company is the borrower. This Promissory Note is also subject to the security interest granted in accordance with the terms of the

Manufacture and Supply Agreement and is entitled to all of the benefits thereunder and under any security documents executed in connection therewith.

  3. Rank.  This Promissory Note is subordinate to all Senior Debt to the extent
     ----
set forth in section 4 below.

  4. Subordination.
     -------------

     4.1  Agreement To Subordinate.  The Company agrees, and Payee by accepting
          ------------------------
this Promissory Note agrees, that the indebtedness and other payment obligations evidenced by this Promissory Note is subordinated in right of payment, to the extent and in the manner provided in this Section 4, to the prior payment in full in cash of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt, and only indebtedness of the Company which is Senior Debt shall rank senior to this Promissory Note (and in such case only to the extent and on the terms and conditions set forth herein).

     4.2  Liquidation, Dissolution, Bankruptcy.  Upon any distribution to
          ------------------------------------
creditors of the Company in a liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (a) holders of Senior Debt shall be entitled to receive payment in full in cash of the Senior Debt or provisions satisfactory to the holders of Senior Debt shall be made for such payment before Payee shall be entitled to receive any payment of principal of or interest on this Promissory Note; and

          (b) until the Senior Debt is paid in full, in cash, any distribution to which Payee would be entitled but for this Section 4 shall be made to holders of Senior Debt as their interests may appear, except that Payee may receive (i) interest which may continue to accrue and be added to the Principal Amount and
(ii) Permitted Junior Securities.

     4.3  Default on Senior Debt.  If any amount to be paid in respect of any
          ----------------------
Senior Debt is not paid when due and such default is not cured or waived in writing and the holder of such Senior Debt has not waived in writing the benefits of this sentence, the Company may not pay principal of or interest on this Promissory Note or acquire or redeem this Promissory Note for cash, property or securities (other than (i) interest that is added to the Principal Amount and (ii) Permitted Junior Securities) unless and until such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Debt shall have been discharged in accordance with its terms or holders of such Senior Debt shall have waived in writing the benefit of this sentence, after which the Company shall resume making any and all required payments in respect of this Promissory Note including any missed payments (such period during which such payments and acquisitions and redemptions are prohibited being hereinafter referred to as a "Payment Default Blockage Period"). In addition, during the continuance of any other event of default with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, upon the receipt by the Company of written notice thereof from or on behalf of the holders of at least a majority of the principal amount of such Senior Debt (taken together as one class), the Company may not pay principal of or interest on this Promissory Note or acquire or redeem this Promissory Note for cash, property or securities (other than Permitted Junior Securities) for a period (the "Non-Monetary Default Blockage Period") commencing on the date of receipt of such notice until the earlie[st] of (x) [180 days thereafter, (y)] the date, if any, on which the Senior Debt to which such event of default relates is discharged in accordance with its terms or such event of default is waived in writing by the holders of such Senior Debt or otherwise cured and (z) the date, if any, on which such Non-Monetary Default Blockage Period shall have been terminated by written notice to the Company from or on behalf of such holders of Senior Debt. Any number of notices of a Non-Monetary Default Blockage Period may be given[; provided, however, (i) not more than one notice of a Non-Monetary
               --------  -------
Default Blockage Period shall be given within a period of any 360 consecutive days, and (ii) no event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of commencement of any Non-Monetary Default

Blockage Period with respect to the Senior Debt initiating such Non-Monetary Default Blockage Period shall be, or shall be made, the basis for the commencement of a second Non-Monetary Default Blockage Period by the representative for, or the holders of, such Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than ninety (90) consecutive days; provided, further, that, until the payment in full in cash of the Senior Debt
--------  -------
outstanding under or in respect of the Credit Agreement, only the Agent (to the extent that there is an Agent) may deliver the written notice of a Non-Monetary Default Blockage Period]. The Company agrees to give the Payee prompt written notice of the occurrence of a Payment Blockage Period, provided that the failure to furnish such notice shall not in any way limit or adversely affect the rights of the holders of Senior Debt with respect to such Payment Blockage Period or otherwise.

     4.4  When Distribution Must Be Paid Over.  If any payment or distribution
          -----------------------------------
is made to Payee that pursuant to this Section 4 should not have been made to it, Payee shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

     4.5  Subrogation.  Subject to the prior payment in full in cash of all
          -----------
Senior Debt and until this Promissory Note is paid in full, Payee shall be subrogated to the rights of holders of Senior Debt to receive the payments or distributions applicable to the Senior Debt. Any payment or distribution made under this Section 4 to holders of Senior Debt which otherwise would have been made to Payee except for the provisions of this Section 4 shall, as between the Company, its creditors (other than the holders of the Senior Debt) and Payee, be deemed to be a payment by the Company to or on account of the Senior Debt, and no payments or distributions to Payee of cash, property or securities by virtue of the subrogation herein provided shall, as between the Company, its credi tors (other than the holders of the Senior Debt) and Payee, be deemed to be a payment to or on account of this Promissory Note, it being understood that the provisions of this Section 4 are and are intended solely for the purpose of defining the relative rights of Payee on the one hand and the holders of Senior Debt on the other.

     4.6  Relative Rights.  This Section 4 defines the relative rights of Payee
          ---------------
and holders of Senior Debt.  Nothing herein shall:

          (a) impair, as between the Company and Payee, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest on this Promissory Note in accordance with its terms (provided, however,
                                                      --------  -------
that this provision is not intended to limit the restrictions on payments on this Promissory Note set forth in Section 4.3); or

          (b) prevent Payee from exercising its avail able remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Payee (provided, however, that this provision
                                          --------  -------
is not intended to limit the provisions of Section 6).

          If the Company fails because of this Section 4 to pay principal of or interest on this Promissory Note on the due date, the failure is still an Event of Default (subject to expiration of the fifteen (15) day grace period referred to in Section 5(d)).

     4.7  Subordination May Not Be Impaired by the Company.  No right of a
          -------------------------------------------------
holder of Senior Debt to enforce the subordination of the indebtedness evidenced by this Promissory Note shall be impaired by any act or failure to act by the Company or by its failure to comply with this Promissory Note.

     4.8  Reinstatement.  If, at any time, all or part of any payment with
          -------------
respect to Senior Debt previously made by the Company or any other Person is rescinded for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), the subordination provisions set forth herein shall continue to be effective or be rein stated, as the case may be, all as though such payment had not been made.

     4.9  Non-Impairment.  Payee agrees (and consents) that, without notice to
          --------------
or assent by it, and without affecting the liabilities and obligations of the Company and the rights and benefits of the holders of the Senior Debt set forth in this Section 4:

          (a) the obligations and liabilities of the Company and any other party or parties for or upon the Senior Debt may, from time to time, be increased (but not above $250,000,000 in aggregate principal amount), renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released;

          (b) the holders of Senior Debt, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

          (c) any balance or balances of funds with any holder of Senior Debt at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released, all as the holders of any Senior Debt, or any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of this Promissory Note to the Senior Debt.

     4.10  No Modification.  The provisions of this Section 4 and the
           ---------------
definitions used herein are for the bene fit of the holders from time to time of Senior Debt and, so long as any Senior Debt or any commitments with respect thereto remain outstanding, such provisions and definitions may not be modified, rescinded or canceled in whole or in part; provided, that the provisions of this
                                           --------
Section 4 and such definitions may be modified, amended or supplemented by the Company and Payee upon obtaining the prior written consent of (i) the holders of at least a majority of the principal amount of the Senior Debt (taken together as one class), (ii) the majority of the Banks that have loans and commitments outstanding under the Credit Agreement and (iii) the Agent.

     4.11  Waivers; Reliance by Holders of Senior Debt.
           -------------------------------------------

To the extent permitted by applicable law, Payee and the Company hereby waive
(A) notice of acceptance hereof by the holders of the Senior Debt and (B) all diligence in the collection or protection of or realization upon the Senior Debt. The Payee by accepting this Promissory Note acknowledges and agrees that the subordination provisions in this Section 4 are, and are intended to be, an inducement and a consideration to each holder of any

Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of this Promissory Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

     4.12  Enforcement of Rights.  The Company and Payee hereby expressly agree
           ---------------------
that the holders of Senior Debt may enforce any and all rights derived herein by suit, either in equity or at law, for specific performance of any agreement contained in this Section 4 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

     4.13  Proofs of Claim.  If, while any Senior Debt is outstanding, any Event
           ---------------
of Default under Section 5 (a), (b), or (c) of this Agreement occurs, the Payee shall, to the extent permitted by applicable law, duly and promptly take such action as the Agent may reasonably request to collect any payment hereunder to which the holders of Senior Debt may be entitled hereunder and to file appro priate claims or proofs of claim in respect thereof. Upon the failure of any Payee to take any such action, the Agent is hereby irrevocably authorized and empowered (in its own name or otherwise and to the extent permitted by applicable law), but shall have no obligation, to file claims and proofs of claim with respect thereof and the Payee hereby appoints the Agent as attorney-in-fact for Payee to take any and all such actions; provided, how ever, that the
                                                    --------  --------
Agent shall only be permitted to file such proofs of claim upon notice to Payee and to the extent that Payee has failed to make such filings by the date which is ten (10) days prior to the last date on which Payee is permitted to make such filings as a matter of law under the Bankruptcy Code (as defined below).

5.   Events of Default.  The occurrence of any of the following events shall
     -----------------
constitute an "Event of Default":

          (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now or hereafter in effect, or any successor thereto, the "Bank ruptcy Code") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

          (b) an involuntary case shall be commenced against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises shall be entered for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or over all or substantially all of its property; or the involuntary appointment shall occur of an interim receiver, trustee or other custodian of the Company for all or substantially all of its property; and, in the case of any event described in this clause (b), such event shall continue for 60 days unless dismissed, bonded or discharged; or

          (c) an order for relief shall be entered with respect to the Company in, or the Company shall commence, a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the Company shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or substantially all of its property; or the Company shall make a general assignment for the benefit of creditors; or

          (d) the Company defaults in (i) payment of principal at the stated maturity thereof (as extended as provided in Section 1.1 above), upon redemption or upon acceleration or (ii) payment of any interest on this Promissory Note when the same becomes due and payable in accordance with the terms hereof; and in any such case such default shall continue unremedied for fifteen days beyond such due date; or

          (e) the Company defaults in the performance or observance of any obligation or condition with respect to the Credit Agreement and as a result of such default the Indebtedness under the Credit Agreement shall become or be declared to be due and payable prior to its stated maturity; or

          (f) one or more judgments in an aggregate amount of $25,000,000 or more shall be entered by a court or courts of competent jurisdiction against the Company (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim) and any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 45 days.

6.   Remedies.  Upon the occurrence of any Event of Default under Sections 5(a),
     --------
(b), or (c), all Principal Amounts under this Promissory Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Company). Upon the occurrence of any other Event of Default and during the continuance of such Event of Default, the Payee may declare by notice to the Company and the Agent, all or any portion of the unpaid principal amount of this Promissory Note to be immediately due and payable, provided that until the Senior Debt shall have been paid in full in
         --------
cash, such declarations shall not be effective until the earliest of (i) the date on which an Event of Default with respect to the Company under Sections 5(a), (b) or (c) has occurred, or (ii) the date on which the maturity of any Senior Debt under the Credit Agreement is accelerated, or (iii) forty-five (45) days after the date of such declaration.

7.   Definitions.  The following terms used in this Promissory Note shall have
     -----------
the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference). Any capitalized terms not otherwise defined in this Promissory Note shall have the meaning ascribed to them in the Manufacture and Supply Agreement.

     "Action" means any action, claim, complaint, investigation, petition, suit, or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

     "Agent" means The Chase Manhattan Bank and its subsidiaries and affiliates (or any person serving in the capacity of administrative agent under the Credit Agreement from time to time) as administrative agent for the Banks under the Credit Agreement and, if there is no Person serving in such capacity under the Credit

Agreement, any agent or trustee under any refinancing or replacement thereof, in whole or in part. The designation in writing by the Company to the Payee from time to time of the identity of the Agent for purposes of this Promissory Note shall be conclusive for all purposes hereof.

     "Banks" means each financial institution which is a party to the Credit Agreement.

     "Business Day" means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     "Credit Agreement" means the Credit Agreement dated as of __________ ___, 1997 among the Company, each financial institution which is a party thereto, and The Chase Manhattan Bank, as administrative agent, as in effect at the Closing (as defined in the Manufacture and Supply Agreement), and as the same may be amended, supplemented, modified or extended, renewed, refinanced or replaced from time to time, in whole or in part.

     "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal, or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, or local, domestic or foreign.

     "Indebtedness" means, without duplication:

     (i) the principal of, premium (if any) and interest and related fees and expenses (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (ii)  all capital lease obligations of such Person;

     (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;

     (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

     (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including any guarantees of such obligations and dividends, but, in each case, only to the extent such Person is responsible or liable for such obligations or dividends;

     (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

     (vii) to the extent not otherwise included in this definition, any interest rate or currency swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement de signed to protect such Person or any subsidiary against fluctuations in interest rates or currency.

     Notwithstanding any of the foregoing provisions of this definition of "Indebtedness", (1) the amount out standing at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with generally accepted accounting principles, and (2) Indebtedness shall not include (A) any liability for federal, state, local or other taxes, (B) trade accounts payable and other accrued expenses arising in the ordinary course of business, or (C) with respect to the deferred purchase price of property, obligations which are due within six months after the date of placing such property in service or taking delivery and title thereto. The amount of Indebtedness of any Person at any date shall be (x) the outstanding balance at such date of all unconditional obligations as described above, and (y) the maximum liability determined by such Person's Board of Directors, in good faith, as reasonably likely to occur, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Manufacture and Supply Agreement" means the Manufacture and Supply referenced in Section 2 of this Promissory Note.

     "Permitted Junior Securities" means (a) debt securities of the Company as reorganized or readjusted, or debt securities of the Company (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of the Company), that, in each case, are subordinated, to at least the same extent as this Promissory Note, to the payment of all Senior Debt that will be outstanding after giving effect to such plan of reorganization or readjustment, so long as (i) the rate of interest on such debt securities (to the extent paid or payable in cash, or property or securities other than Permitted Junior Securities) shall not exceed the effective rate of interest on this Promissory Note on the date hereof, (ii) such debt securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to this Promissory Note on the date hereof (or the Senior Debt, after giving effect to such plan of reorganization or readjustment), (iii) such debt securities shall not mature prior to the date one year following the final scheduled maturity of the Senior Debt (as modified by such plan of reorganization or readjustment) and (iv) such debt securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date one year following the final scheduled maturity date of the Senior Debt (as modified by such plan of reorganization or readjustment) of (b) shares of stock of the Company as reorganized or readjusted pursuant to a plan of reorganization or readjustment; provided that, in each case with respect to clauses (a) and (b) above, (x) if a
--------
new corporation results from any such reorganization or readjustment, such corporation assumes all Senior Debt that will be outstanding after giving effect thereto and (y) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by any such reorganization or readjustment, including, without limitation, such rights being impaired within the meaning of Section 1124 of Title 11 of the United States Code, or any impairment of the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under Title 11 of the United States Code.

     "Person" means any individual, partnership, limited liability company, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Promissory Note" means this Promissory Note.

     "Senior Debt" means the principal of and premium, if any, and interest (whether accrued prior to or after the commencement of any proceeding under any law under the Bankruptcy Code or any other bankruptcy or reorganization law and whether or not such interest is allowed as a claim in such proceeding) on, and all fees, expenses, indemnities and other amounts owing with respect to, (a) the Credit Agreement and (b) any other Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, and, in each such case all renewals, extensions and refundings thereof, and any Indebtedness of a successor corporation issued in exchange for or in replacement thereof, which, in each case, (other than the case of the Credit Agreement), by the terms of the instrument creating or evidencing the Indebtedness it is expressly provided that such Indebtedness is superior in right of payment to this Promissory Note; provided that the aggregate outstanding principal amount of Indebtedness that constitutes Senior Debt, including Indebtedness outstanding under the Credit Agreement, shall not at any time exceed $250,000,000.

8.   Miscellaneous.
     -------------

     8.1  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail
(air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, (c) by a generally recognized over night courier service which provides written acknowledgement by the addressee of receipt, or (d) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (d) shall also be sent pursuant to clause (b)), addressed as follows:

          (i)  If to the Company:

               Endo Pharmaceuticals Inc.
               P.O. Box 4144
               Wilmington, DE 19807
               Attention:  Carol A. Ammon

               with copy to:

               Kelso & Company
               320 Park Avenue
               24th Floor
               New York, NY 10022
               Attention:  General Counsel
               Fax:  (212) 223-2379

          (ii) If to Payee, at the address or fax number specified under its signature below;

          or to such other addresses as may be specified by like notice to the other party.

     8.2  Delay by Payee.  No failure or delay on the part of Payee or any other
          --------------
holder of this Promissory Note to exercise any right, power or privilege under this Promissory Note and no course of dealing between the Company and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Promissory Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

     8.3  Headings.  Captions contained in this Promissory Note are inserted
          --------
only as a matter of convenience and in no way define, limit or extend the scope or intent of this Promissory Note or any provision hereof.

     8.4  Governing Law.  THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND
          -------------
INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


     8.5  Consent to Jurisdiction; Service of Process; Venue; Arbitration.  Each
          ---------------------------------------------------------------
party hereto hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York, Southern District, for any Actions arising out of or relating to this Promissory Note or the breach, termination or validity thereof and the transactions contemplated by this Promissory Note, (ii) agrees not to commence any Action relating thereto except in such courts and in accordance with the provisions of this Promissory Note, (iii) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Promissory Note shall be effective service of process for any Action brought in any such court, (iv) waives any objection to the laying of venue of any Action arising out of this Promissory Note or the transactions contemplated by this Agreement in the courts of the State of New York or the United States of America located in the State of New York, and (v) agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

     8.6  Amendments; Waivers.  Subject to Section 4 hereof, this Promissory
          -------------------
Note and any schedule or exhibit attached hereto may be amended only by agreement in writing of all the parties. No waiver of any provision or consent to any exception to the terms of this Promissory Note or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent, and instance so provided.

     8.7  Transferability.  Prior to the fifth anniversary of the Closing Date,
          ---------------
as defined in the Manufacture and Supply Agreement, this Promissory Note shall not be transferable by Payee without the prior written consent of the Board of Directors of the Company. Thereafter, this Promissory Note shall be freely transferable, provided that Payee or any subsequent holder, as applicable, shall give the Company written notice of any such transfer (which notice shall include the name and address of the transferee).

          IN WITNESS WHEREOF, the Company has caused this Promissory Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first written above.


                    ENDO PHARMACEUTICALS INC.



                    By:________________________________
                    Name:
                    Title:



Accepted and agreed:
Payee

THE DUPONT MERCK PHARMACEUTICAL COMPANY



By:__________________________
Name:
Title:

Address:

                                      19